DATED 18TH APRIL, 1997



        (1)  THE PERSONS NAMED IN THE FIRST SCHEDULE

                             and

                (2)  KCI INTERNATIONAL, INC.










           AGREEMENT FOR THE SALE AND PURCHASE OF
             80% of the issued share capital of
                 Ethos Medical Group Limited










                  L.K. Shields & Partners,
                  39-40 Upper Mount Street,
                          Dublin 2.
                 Ref: K130/PMCG/EMH/970129D2




         THIS AGREEMENT is made on 18th April, 1997

BETWEEN

(1)  THE PERSONS NAMED IN THE FIRST SCHEDULE
     (collectively "the Vendors" which expression shall include their respective successors, personal representatives and assigns);

     and

(2) KCI INTERNATIONAL, INC. whose principal place of business is at 8023 Vantage Drive, San Antonio, Texas
     78230-4726, USA, (the "Purchaser").

WHEREAS:

A. The Vendors together with Mr. Donal Lehane are the legal and beneficial owners between them of the entire issued share capital of Ethos Medical Group Limited.

B. The Vendors have agreed to sell or procure the sale and the Purchaser, in reliance upon the Warranties, has agreed to purchase, on the terms and subject to the conditions of this Agreement, the number of shares set out opposite the name of each Vendor in column 3 in the First Schedule hereto, which represents 80% of the issued share capital of Ethos Medical Group Limited.

C. It is agreed that Patrick Connolly, one of the Vendors, will continue to hold 90,183 shares in Ethos Medical Group Limited on the terms set out in this Agreement. It is also acknowledged that Donal Lehane who holds 50 shares in Ethos Medical Group Limited is not disposing of those shares on the date hereof.

NOW IT IS HEREBY AGREED as follows:-

                     1.00 INTERPRETATION
                     -------------------

1.01 Definitions
     -----------

     In this Agreement the Recitals and Schedules hereto, the following expressions shall, unless the context otherwise requires, have the meanings following:-


     "Accounts"          means

                         (a)  in relation to each Group
                              Company, the audited profit and
                              loss account of the Group
                              Company for the accounting
                              period ended on, and the
                              audited balance sheet of the
                              Group Company as at, the Last
                              Accounting Date together in
                              each case with the directors'
                              and auditors' reports and
                              includes all notes and other
                              documents attached thereto; and

                         (b)  in relation to the Group, the
                              audited consolidated profit and
                              loss account of the Group for
                              the accounting period ended on,
                              and the audited consolidated
                              balance sheet of the Group as
                              at, the Last Accounting Date
                              together with the directors'
                              report and auditors' report and
                              includes all notes and other
                              documents attached thereto;

     "Board"                  means the Board of Directors of
                              the Company for the time being
                              and from time to time.

     "Business"               means the business of selling
                              and renting speciality medical
                              equipment and devices relating
                              to patient support surfaces and
                              patient lifting and the
                              manufacture, sale and
                              distribution of trauma and
                              proning beds and trocar rods;

     "Business Day"           means a day other than a
                              Saturday or Sunday or public
                              holiday in Ireland;

     "Company"                means Ethos Medical Group
                              Limited, a company incorporated
                              in Ireland details of which are
                              set out in Part I of the Second
                              Schedule;

     "Companies"              means the Company and the
                              Subsidiaries;

     "Completion"             means the date of completion of
                              the sale and purchase of the
                              Shares in accordance with this
                              Agreement;

     "Confidential
        Information"          means all information not at
                              present in the public domain
                              howsoever recorded or preserved
                              used in or otherwise relating
                              to the business, customers, or
                              financial or other affairs or
                              activities of any Group Company
                              including, without limitation,
                              details of trade secrets, know-
                              how, inventions, formulae,
                              techniques, processes,
                              operations, financial
                              information, the Intellectual
                              Property Rights, customers,
                              sales targets, sales
                              statistics, market share,
                              prices, overheads, profit
                              margins, market research
                              reports and surveys,
                              advertising or other
                              promotional materials, future
                              projects, business development
                              or plans, forecasts, analyses,
                              studies, commercial
                              relationships and negotiations;

    "DIBOR"                  means the rate per annum quoted
                              by The Governor and Company of
                              the Bank of Ireland to be the
                              rate at which it is offering
                              deposits in Irish pounds to
                              prime banks in the Dublin inter
                              bank market;

    "Directors"              means with respect to each
                              Group Company, the persons
                              identified as such in the
                              Second Schedule;

    "Disclosure Letter"      means the letter of today's
                              date from the Warrantors to the
                              Purchaser disclosing
                              information constituting
                              exceptions to the Warranties
                              together with all documents
                              annexed thereto;


    "Encumbrance"            means any interest or equity of
                              any person (including without
                              prejudice to the generality of
                              the foregoing any right to
                              acquire any option or right of
                              pre-emption) or any mortgage,
                              charge, pledge, lien, option,
                              restriction, right of first
                              refusal, assignment,
                              hypothecation, third party
                              right or interest, any other
                              encumbrance or security
                              interest of any kind, and any
                              other type of preferential
                              arrangement having a similar
                              effect;

    "Group"                  means the Company and the
                              Subsidiaries;

    "Group Company"          means the Company or any of the
                              Subsidiaries;

    "Intellectual Property"  means all patents, trade marks,
                              service marks, registered
                              designs, applications for any
                              of the foregoing, trade and
                              business names, unregistered
                              trade marks and service marks,
                              know-how, copyrights, rights in
                              designs, inventions, rights
                              under licences and consents in
                              relation to any such rights,
                              and rights of the same or
                              similar effect or nature, in
                              any part of the world;


    "Intellectual Property   means all Intellectual Property
     Rights"                 used, or required to be used,
                              by any Group Company, in, or in
                              connection with, its business;

    "Ireland"                means the island of Ireland
                              excluding Northern Ireland;

    "Last Accounting Date"   means 30th September, 1996;

    "Management Accounts"    means the unaudited profit and
                              loss account and balance sheet
                              of each Group Company and
                              consolidated profit and loss
                              account and balance sheet of
                              the Group together in each case
                              with all notes thereto for the
                              accounting period ended on 28th
                              February, 1997;

    "the Option"             the put and call option over
                              the Retained Shares detailed in
                              the Put and Call Option
                              Agreement contained in the
                              Fifth Schedule;

    "Permit"                 means a permit, licence,
                              consent, approval certificate,
                              qualification, specification,
                              registration or other
                              authorisation necessary for the
                              effective operation of the
                              Group;

    "Pounds"                 and the sign "IR Pounds"
 means the
                              lawful currency for the time
                              being of Ireland;

    "Property"               means the property short
                              particulars of which are set
                              out in the Sixth Schedule;

    "Purchaser's Group"      means the Purchaser and its
                              subsidiaries;

    "Purchaser's Solicitors" means L.K. Shields & Partners,
                              39-40 Upper Mount Street,
                              Dublin 2;

    "Retained Shares"        the shares of Patrick Connolly
                              referred to in Recital C and
                              Clause 2.02.

    "Shares"                 means 80% of the issued shares
                              of the Company as set out
                              opposite the names of the
                              Vendors in the First Schedule;

    "Subsidiary"             means a subsidiary of the
                              Company as listed in Part 2 of
                              the Second Schedule and
                              Subsidiaries shall be construed
                              accordingly;

    "Tax" and "Taxation"     all forms of taxation howsoever
                              and wheresoever arising and
                              including:-

                              (i)  within Ireland, income
                                   tax, surtax, corporation
                                   tax, corporation profits
                                   tax, withholding tax,
                                   stamp duty, capital duty,
                                   value added tax, advance
                                   corporation tax,
                                   residential property tax,
                                   capital gains tax, customs
                                   duty, excise duty, pay-
                                   related social insurance
                                   and other similar
                                   contributions, PAYE,
                                   estate duty, rates, gift
                                   tax, inheritance tax or
                                   any other taxes levies,
                                   customs and other duties
                                   or imposts similar to,
                                   replaced by or replacing
                                   any of them, all costs ,
                                   expenses, charges,
                                   surcharges, whether by way
                                   of penalty or additional
                                   liability to tax,
                                   penalties and interest
                                   included in or relating to
                                   any tax assessment
                                   therefore; and



                              (ii) outside Ireland, all taxes
                                   including (without
                                   limitation) taxes on gross
                                   or net income profits or
                                   gains, receipts, sales,
                                   use, occupation,
                                   franchise, value added,
                                   personal property and
                                   other taxes, levies,
                                   imposts, duties, charges
                                   or withholdings of any
                                   nature whatsoever and all
                                   penalties charges and
                                   interest included in or
                                   relating to any tax
                                   assessment therefor.

    "Tax Deed"               means the deed containing
                              indemnities in respect of
                              taxation in the agreed form
                              between the Warrantors, the
                              Purchaser, the Company, the
                              companies listed in the Second
                              Schedule thereto;

    "Warrantors' Solicitors" means Arthur Cox, 41-45 St.
                              Stephen's Green, Dublin 2; and

    "Warranties"             means the representations and
                              warranties contained in the
                              Third Schedule.

    "Warrantors"             means Patrick Connolly and
                              Martin Murray.

1.02 Construction
     ------------

     (1) Any reference to a "subsidiary" or "holding company" shall be construed in accordance with section 155 of the Companies Act, 1963;

     (2) Any reference to a document being in the "agreed form" is a reference to a document in a form agreed between the parties and for the purposes of identification initialled by or on behalf of the parties;

     (3) Any reference to a statutory provision shall include any modification, re-enactment or extension thereof;

     (4) Any reference to a Clause or Schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement and references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the Schedule in which the reference appears and references to this Agreement include the Schedules;

     (5) Words importing the singular includes the plural and vice versa, words importing the masculine includes the feminine, and words importing persons includes corporations.

     (6)  Words such as "hereunder", "hereto", "hereof" and
          "herein" and other words commencing with "here" shall unless the context otherwise requires, refer to the whole of this Agreement and not any particular clause or paragraph thereof.

1.03 Headings
     --------

     The headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.


                   2.00 SALE AND PURCHASE
                   ----------------------


2.01 Sale and Purchase of Shares
     ---------------------------

     Subject to the provisions of this Agreement, each of the Vendors shall sell as beneficial owner and the Purchaser shall purchase free from all Encumbrances together with all rights of any nature whatsoever now or hereafter attaching or accruing to them the number of the Shares set out opposite such Vendor's name in column 3 of the First Schedule.

2.02 Retained Shares
     ---------------

     Patrick Connolly shall retain 90,183 shares in the Company currently registered in his name and such shares shall be subject to the Option ("the Retained Shares").


2.03 Simultaneous Completion
     ------------------------

     The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

                  3.00 CONDITIONS PRECEDENT
                  -------------------------

3.01 Conditions Precedent
     --------------------

     Completion is subject to and conditional upon the following conditions being fulfilled to the satisfaction of, or waived by, the Purchaser, on or before the date:

     (a)  the Minister for Enterprise and Employment ("the
          Minister"):

          (i) having stated in writing that he has decided not to make an order under section 9 of the Mergers Take-Overs and Monopolies (Control) Act, 1978 ("the Act") in relation to the sale and purchase of the Shares; or

          (ii) the Minister's having made an order in relation to such sale and purchase attaching conditions acceptable to the Purchaser and the Vendors; or

          (iii)the relevant period within the meaning of
               section 6 of the Act having elapsed without the Minister's having made an order under the Act; or

          (iv) the Minister having stated in writing that the Act is not applicable;

     (b)  Patrick Connolly having entered into an Employment
          Agreement with the Company in the agreed form;

     (c) Forbairt having confirmed in writing to the Purchaser that it does not intend to cancel, revoke or request the repayment of any grant paid or payable to any Group Company or terminate any lease with any of them as a result of the acquisition by the Purchaser of the Shares;

     (d) the Purchaser having carried out full investigation into the business affairs, financial position, performance and prospects of each of the Company and the Subsidiaries and the Purchaser being satisfied in its sole discretion with the results of such examination;

     (e) the Purchaser being satisfied in its sole discretion with the results of the Purchaser's
          Solicitors' investigation into the title of the Property;

     (f) the receipt of any other approvals, authorisations or consents which the Purchaser shall reasonably deem to be necessary or desirable, on terms acceptable to the Purchaser;

     (g) the Warranties being true and correct at Completion;

     (h) evidence of the waiver of any and all rights of pre-emption or other restrictions on the transfer of the Shares howsoever arising;

     (i) the approval of the transaction provided for in this Agreement by the board of directors of the Purchaser and the Board.


                     4.00 CONSIDERATION
                     ------------------


4.01 Total Consideration
     -------------------

     (a) The aggregate consideration payable by the Purchaser to the Vendors for the Shares shall be IR pounds 1,440,122.50. The payment to which each of the Vendors is entitled at Completion shall be that set opposite that Vendor's name in column 4 of the First Schedule.

     (b) The aggregate consideration hereunder shall be satisfied as follows:-

          (i)  payment by the Purchaser of a total of
               IR pounds 1,297,888.60 on Completion by way of bank draft to each Vendor other than the Warrantors and the IDA/Forbairt, and by way of telegraphic transfer to the Warrantors and the IDA/Forbairt for the amount of the consideration set out opposite their names in column 4 of the First Schedule;

          (ii) payment by the Purchaser of IR pounds 142,233.93 by telegraphic transfer on Completion to the Purchaser's Solicitors and the Warrantors'
               Solicitors ("the Retention") to be held by them in accordance with the provisions of the Sixth Schedule.


                       5.00 COMPLETION
                       ---------------

5.01 Completion
     -----------

     Completion shall take place at the offices of the Purchaser's Solicitors on April, 1997 or such other date as may be agreed between the parties hereto whereupon the matters referred to in the following paragraphs of this clause shall take place.


5.02 Vendors' Obligations
     --------------------
     On Completion the Vendors shall

     (1)  (a)  deliver to the Purchaser executed
               transfers of the Shares by the registered holders thereof or by their duly authorised attorney in favour of the Purchaser or its nominee together with the relative share certificates (if issued) or an appropriate indemnity;

          (b) Share certificates in respect of all issued shares in the capital of each of the Subsidiaries not held by a Group Company together with duly executed transfers in blank and declarations of trust in respect of all such shares as are beneficially owned by but not registered in the name of a Group Company.

          (c) Any waivers, consents or other documents necessary to vest in the Purchaser the full beneficial ownership of the Shares and to enable the Purchaser or its nominee(s) to be registered as owners of the Shares.

          (d) If requested, evidence in a form satisfactory to the Purchaser of satisfaction of the Conditions Precedent.

          (e) Evidence satisfactory to the Purchaser that any registered charges (other than the charges in favour of AIB Bank plc) created by members of the Group have been discharged.

          (f) As evidence of the authority of each person executing any document referred to herein on behalf of the Vendors, a copy of the Power of Attorney conferring the authority or where the Vendors are incorporated, of a resolution of the board of directors of such Vendor conferring authority on the person(s) executing the documents.

     (2) procure the passing of a resolution of the board of directors of the Company and where necessary of each other Group Company resolving:-

          (a) to register the transfers referred to in 5.02(1)(a) and 5.02(1)(b) (subject only to due stamping);

          (b) to appoint such persons as the Purchaser may nominate to be directors, secretary and auditor of each Group Company; and

          (c)  to change the registered office of each Group
               Company to such place as the Purchaser shall nominate;

          (d)  to change the financial year end of each Group
               Company to such date as is nominated by the Purchaser;

          (e) to approve and authorise the execution by the Companies of the Tax Deed;

          (f) to approve and authorise the execution by the Company of the Employment Agreement in the agreed form with Patrick Connolly.

     (3) procure the revocation of all authorities to the bankers of the Company relating to bank accounts, and co-operate in giving authority to such persons as the Purchaser may nominate to operate the same;

     (4)  deliver to the Purchaser:

          (a) all title deeds and other documents of title to the Property which are in the possession or control of the Vendors at the date of Completion or in the case of any such documents which are not in their possession or control, details of the whereabouts of such documents;

          (b) the minute book, share register, seal, share certificate book, cancelled share certificates, certificate of incorporation and certificates of incorporation on change of name and other corporate records of the Companies;

          (c) letters of resignation in the agreed form from each of the directors other than Mr. Patrick
               Connolly and secretary of the Companies and from the auditors if requested;

          (d) the Tax Deed duly executed by the parties listed in the First Schedule thereto, Ethos
               Medical Group Limited and the companies listed in the Second Schedule thereto; and

          (e)  the Employment Agreement duly executed by Mr.
               Patrick Connolly.

          (f) original Certificates of Registration of any of the Intellectual Property.

          (g)  the Put and Call Option Agreement duly
               executed by Patrick Connolly.

     (5) Cause such of the directors and secretary of the Companies as the Purchaser may nominate to retire from all their offices with the Companies.


5.03 Purchaser's Obligation
     ----------------------

     (i) At Completion the Purchaser shall deliver to the Warrantors' Solicitors:

          (a) bank drafts for each Vendor other than the Warrantors and IDA/Forbairt and telegraphic transfers to the Warrantors and IDA/Forbairt amounting in total to IR pounds 1,297,888.60 (which shall be a sufficient discharge of the Purchaser).

          (b)  the Tax Deed duly executed by the Purchaser.

          (c)  the Put and Call Option Agreement duly
               executed by the Purchaser.

     (ii) At Completion the Purchaser shall deliver by telegraphic transfer to the Purchaser's Solicitor and the Warrantors' Solicitor the sum of IR pounds 142,233.93 ("the Retention") for lodging in the Escrow Account.


                       6.00 WARRANTIES
                       ---------------

6.01 Vendors' Warranties
     -------------------

     Each of the Vendors represent, warrant to and undertake with the Purchaser and its successors in title that the Warranties specified in paragraphs 1, 2 and 8(b) of the Third Schedule (to the extent that such Warranties relate to such Vendor or to the Shares set opposite the name of such Vendor in column 3 of the First Schedule) are at the date hereof true and accurate in all respects and not misleading.

6.02 Warranties
     ----------

     (i) The Warrantors represent and warrant to and undertake with the Purchaser and its successors in title that each of the Warranties is true and accurate in all respects and not misleading at the date hereof subject to those matters fully, fairly and accurately disclosed in the Disclosure Letter. Each Warranty is given to the Purchaser on its own behalf and as trustee for the Companies. The Warrantors acknowledge that the Purchaser is entering into this Agreement in reliance upon (inter alia) each of the Warranties.

     (ii) Each of the Warranties shall be construed separately and independently and shall not be limited or restricted by reference to or inference from any other provision of this Agreement or any of the other Warranties or the Tax Deed.

     (iii)In the event of a breach of any of the Warranties which results in the diminution of the assets and/or an increase in the liabilities of any Group Company, then, without prejudice to any other claims the Company may make, the amount payable to the Purchaser by way of damages for such breach shall be the amount of such diminution or increase.

     (iv) The Purchaser may release or compromise the liabilities of any of the Warrantors or Vendors hereunder or under the Tax Deed or grant to any Warrantor or Vendor time or other indulgence without affecting the liability of any other
          Warrantor or Vendor hereunder or under the Tax
          Deed.

     (v) No failure to exercise and no delay in exercising on the part of the Purchaser any right or remedy in respect of any of the Warranties or any right or remedy under the Tax Deed shall operate as a waiver of such right, remedy or warranty nor shall a single or partial exercise of such right or remedy or the exercise of any other right or remedy.

     (vi) The Warrantors shall indemnify and keep indemnified the Purchaser against all reasonable costs or expenses which may be incurred by the Purchaser in connection with the enforcing of any of its rights (whether for breach of warranty or otherwise) under this Agreement and/or the Tax Deed.

     (vii)Where any liability falls on the Warrantors both in respect of any breach of the Warranties and under the Tax Deed then the Purchaser will be entitled to claim in respect of either and/or both provided always that in calculating sums payable in respect of breach of Warranties account shall be taken of sums paid out by the Warrantors under the Tax Deed and vice versa.

     (viii)The liability of the Warrantors shall be limited in accordance with the following provisions of this clause unless otherwise stated in this Agreement or the Tax Deed:-

          (a) The Warrantors shall not be liable unless and until the aggregate amount of all liability under the Warranties and the Tax Deed shall have exceeded the total sum of IR pounds 50,000 and in such circumstances the Warrantors shall be liable for all sums in excess of that sum of IR pounds 50,000;

          (b) The aggregate liability under the Warranties and Tax Deed of each Warrantor shall not exceed the amount of the purchase price receivable pursuant to this Agreement save in the case of any claim relating to the title of such Warrantors to any of the Shares whereupon the liability of the Warrantors is to be without limitation or qualification of any description;

          (c) The Warrantors shall not be liable in respect of a breach under the Warranties or the Tax Deed to the extent that full and specific provision or reserve was made for the matter giving rise to the claim in the Accounts, or

          (d) The Warrantors shall not be liable in respect of a breach under the Warranties to the extent that any loss arising from such breach is recovered by the Purchaser or any Group Company under a policy of insurance in force at the date of the loss.

          (e) The Warrantors shall not be liable in respect of any breach of the Warranties or the Tax Deed to the extent that such breach would not have arisen but for a change in legislation after Completion;

     (ix) The Purchaser shall not be entitled to make a claim against the Warrantors under the Warranties and/or the Tax Deed unless written particulars thereof shall have been given to the Warrantors (containing details of the event or circumstances giving rise to the breach, the basis upon which the claim is made and the total amount of the liability which results to the extent that such information is available to the Purchaser):

          (a) in the case of a claim under the Warranties where the subject matter of the claim is based upon or in respect of Taxation or in the case of a claim under the Tax Deed on or before the Fourth Anniversary of Completion; or

          (b) in the case of any other claims under the Warranties, on or before the second anniversary of Completion.

     (x) The Warrantors hereby waive and agree not to enforce any right which they may have against any Group Company or any officer, employee or adviser of or to any Group Company (other than the Warrantors) arising out of any information or advice supplied or given for the purpose of assisting the Warrantors to give any of the Warranties or to prepare the Disclosure Letter.

     (xi) The Purchaser shall be entitled to make a claim under the Warranties and/or the Tax Deed whether or not the Purchaser could have discovered (whether by investigation or otherwise) that any of the Warranties have not been complied with or carried out or are otherwise untrue or misleading.

     (xii)The rights and remedies of the Purchaser in respect of a breach of any of the Warranties or liability under the Tax Deed shall not be affected by completion of the sale and purchase of the Shares.

     (xiii)Without prejudice to any other right or remedy of the Purchaser under this Agreement or otherwise all sums payable by the Vendors under this Agreement shall bear interest from a date 21 days after the date on which the Vendors' liability has been agreed or determined at the rate of 4% above DIBOR, such interest to be compounded quarterly (so that interest shall be paid on interest) and to accrue after as well as before any judgement.

     (xiv)Notwithstanding any other provision of this Agreement, no limitation of any kind whatsoever shall apply to any claim made hereunder or under the Tax Deed if such claim is based on any fraudulent act, omission or misrepresentation of any of the Warrantors made with the intention of deceiving the Purchaser.

     (xv) Where any statement is qualified by the expression "so far as the Warrantors are aware" or "to the best of the Warrantors' knowledge, information or belief" or any similar expression, that knowledge shall be deemed to refer to such knowledge, information and belief and/or awareness (as the case may be) after the making of due and careful enquiries by the Warrantors with regard to the subject matter thereof and the Warrantors shall be deemed to have made or given such statement on that basis.

     (xvi)If the Purchaser shall have a claim under the Warranties, any monies recovered pursuant to such claim shall be deemed to be a reduction of the consideration payable hereunder.

     (xvii)The liability of the Warrantors hereunder and under the Tax Deed shall be several and not joint.

     (xviii)If any provision in the Accounts shall prove to be excessive and there are no provisions in the Accounts which are not sufficient to cover in full the liability which they provide for then the amount of such excess (or where other provisions or another provision is/are not sufficient, the amount of the excess remaining after deducting the amount of such insufficiency) may be set off against any liability of the Warrantors arising as a result of a breach of the Warranties.

     (xviv)If there is any liability of the Warrantors under the Warranties and/or Tax Deed such liability shall be discharged first out of the Escrow Account to the extent available.


              7.00 COVENANTS OF THE WARRANTORS
              --------------------------------

7.01 Competition Covenants
     ----------------------

     As a further consideration for the Purchaser entering into this Agreement, Patrick Connolly, one of the Vendors, hereby covenants with the Purchaser and each of the Companies as follows:

     (a) that he will not for a period commencing on the date hereof and terminating two years from the date hereof either as principal, partner, agent or otherwise howsoever whether directly or indirectly carry on or help or assist in carrying on within Ireland, or any other country where in the two years preceding the date hereof any of the Companies has sold products, in any businesses which competes, directly or indirectly with the Business;

     (b) that he will not during the like period within the like area either as principal, partner, agent or otherwise howsoever directly or indirectly be engaged concerned or interested in carrying on the said businesses or any of them;

     (c) that he will not at any time hereafter make use of or disclose for his own benefit or for or to or on behalf of any other person, firm, company or corporation any Confidential Information which he now possesses appertaining to the business or affairs of the Companies or of any clients, customers or other persons having dealings with the Companies save that this obligation shall not apply to any confidential information which is already in the public domain or which subsequently enters the public domain through no fault or default of Patrick Connolly or to any information which he subsequently receives from a third party who is not in breach of any obligations of confidentiality;

     (d) that he will not for the like period either on his own behalf or on behalf of any person, firm, company or corporation, competing or endeavouring to compete with the Companies directly or indirectly solicit or endeavour to solicit or obtain the custom of any person, firm, company or corporation that is now a customer of the Companies or which at any time in the two years preceding the date hereof has been a customer of the Companies;

     (e) that he will not for the like period either on his own behalf or on behalf of such persons as aforesaid directly or indirectly solicit or endeavour to solicit or obtain the services of any person employed by the Companies or use his knowledge or influence over any such customer or employee or any person, firm, company or corporation known to him as contracting with or having dealings with the Companies to or for his own benefit or that of any other person, firm, company or corporation in competition with the Companies;

     (f) the benefit of each and every of the covenants set out in paragraphs (a) to (e) shall be deemed to be separate and severable and enforceable by the Companies and/or the Purchaser accordingly. In the event of any covenant contained in this Clause being held unreasonable by reason of the area, duration, type or scope of restriction contained therein the said covenant shall be given effect to in its reduced form as may be decided by any Court or competent jurisdiction;

     (g) Patrick Connolly each of the Warrantors hereby acknowledges that all of the restrictions herein contained are reasonable and valid and hereby waives any and all defences to the strict enforcement thereof by the Purchaser and/or the Companies.

                        8.00 GENERAL
                        ------------

8.01 Announcements
     --------------

     Unless required by law or by the rules of any stock exchange no public announcement, communications or circular concerning the transactions referred to in this Agreement shall be made or despatched at any time (whether before or after Completion) by any party without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

8.02 Costs
     -----

     Each party shall pay its own costs of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

8.03 Further Assurances
     ------------------

     At any time after Completion the Vendors shall (at the reasonable expense of the Purchaser) do and execute, or cause to be done and executed, all necessary acts, deeds, documents and things as may be reasonably requested of them by the Purchaser to give effect to this Agreement. In addition, the Vendors shall provide, or procure to be provided, to the Purchaser any information or documents relating to the business and affairs of any Group Company, which is in their possession or under their control and until registration of the Purchaser as owner of the Shares in the register of members the Vendors shall co-operate in any manner required by the Purchaser to enable the Purchaser to exercise the rights attaching to the Shares.


8.04 Waiver
     ------

     The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

8.05 Rights and Remedies Cumulative
     ------------------------------

     The rights and remedies of the Purchaser contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.06 Survival of Obligations
     -----------------------

     This Agreement shall enure to the benefit of and be binding upon the personal representatives and estates of each of the Vendors.

8.07 Assignment
     ----------

     Neither party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement except that the benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled to the benefit of the Warranties.

8.08 Notices
     -------

     Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by post or sent by fax, to the party due to receive the notice or communication at its address set out in this Agreement or such other address as either party may specify by notice in writing to the other. Any notice or other communication shall be deemed to have been duly given if delivered personally, when left at the address referred to in this clause, if sent by post, two days after posting it, and if sent by fax, on completion of its transmission.


8.09 Governing Law and Jurisdiction
     ------------------------------

     This Agreement is governed by, and shall be construed in accordance with the laws of Ireland. Each party irrevocably agrees that the courts of Ireland shall have exclusive jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, each party irrevocably submits to the jurisdiction of the courts of Ireland.

8.10 Entire Agreement
     ----------------

     This Agreement (together with the Disclosure Letter, the Tax Deed and all documents in the agreed form) constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, arrangements, letters and discussions between the parties. No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

8.11 Counterparts
     ------------

     This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, all the counterparts together shall constitute one and the same instrument.


IN WITNESS whereof this Agreement has been entered into the day and year first herein written.



                       FIRST SCHEDULE

                         The Vendors


1.              2.              3.              4.
Name            Address         No. of Shares   Consideration
                                                Payable on
                                                Completion
Patrick         Lissoy, The        209,129      pounds 834,424.71
Connolly        Pigeons,                        (less 10% for
                Athlone, Co.                    Retention
                Westmeath.                       pounds 83,442.47) =
                                                pounds750,982.24


Martin Murray   San Antonio,        90,951      pounds 362,894.49
                Ballinacurna                    (less 10% for
                Close,                          Retention
                Limerick.                       pounds 36,289.45) =
                                                pounds 326,605.04


IDA/Forbairt    Wilton Park         56,396      pounds 225,020.04
                House,                          (less 10% for
                Wilton Place,                   Retention
                Dublin 2.                       pounds 22,502.01) =
                                                pounds 202,518.03


Adrian Lenehan  Preston Hill,          300      pounds 1,197.00
                Stamullen,
                Co. Meath.

William         18 Greenpark,        2,820      pounds 11,251.80
Gleeson         Orwell Road,
                Dublin 14.

Thomas Crowley  Dun Ciarrain,          550      pounds 2,194.50
                Ballincrossig,
                Glanmire,
                Co. Cork.

Billy Norton    Ballygarvan,           787      pounds 3,140.13
                Ballacolla,
                Portlaoise,
                Co. Laois.
                                ______________  ______________
TOTAL                              360,933       1,297,888.60 pounds



                       SECOND SCHEDULE
                       ---------------

The Company and the Subsidiaries


             PART 1: ETHOS MEDICAL GROUP LIMITED
                   Formerly Ludham Limited

1.   Registered number:       132934

2.   Date of incorporation:   15th June, 1988

3.   Place of incorporation:  Ireland

4.   Registered office:       Monksland Industrial Estate,
                              Athlone, Co. Westmeath

5.   Details of any branch, agency, place of business or any
     permanent establishment outside Ireland:    None

6.   Authorised share capital:     IR pounds 10,000,000 divided into
                                   100,000,000 Ordinary Shares
                                   of IR pounds 0.10 each.

7.   Issued share capital:         451,166 Ordinary Shares of
                                   IR pounds 0.10 each of which
                                   124,076 are issued at a
                                   premium of IR pounds 8.76 per
                                   share

8.   Shareholders:       Name                No. of Shares
                         ---------------------------------
                         Patrick J. Connolly      299,312
                         Martin J. Murray          90,951
                         IDA/Forbairt              56,396
                         William Gleeson            2,820
                         Billy Norton                 787
                         Thomas Crawley               550
                         Adrian Lehane                300
                         Donal Lehane                  50
                                                  =======
                                                  451,166

9.   Directors:          Patrick J. Connolly (Managing)
                         Martin J. Murray
                         Mark Hutch
                         Patrick J. Gunn

10.  Secretary:          Patrick J. Connolly

11.  Accounting reference date:    30th September

12.  Auditors:           Farrell Grant Sparks,
                         Chartered Accountants,
                         Molyneux House,
                         Bride Street,
                         Dublin 8.

13.  Tax residence:      Ireland

14.  VAT registration no.:    None

15.  Bank Accounts:      None

16.  Charges:            A.I.B.


                           PART 2:
                    ETHOS MEDICAL LIMITED
    (Formerly Kinetic & Rehabilitive Enterprises Limited)

1.   Registered number:            126578

2.   Date of incorporation:        18th November, 1987

3.   Place of incorporation:       Ireland

4.   Registered office:            Monksland Industrial
                                   Estate, Athlone, Co.
                                   Westmeath

5.   Details of any branch, agency, place of business or any
     permanent establishment outside Ireland:     None

6.   Authorised share capital:     IR pounds 10,000,000 divided into
                                   100,000,000 Ordinary
                                   Shares of IR pounds 0.10 each

7.   Issued share capital:         40,100 Ordinary Shares of
                                   IR pounds 0.10 each

8.   Shareholders:       Name           No. of Shares
                         -----------------------------
                         Patrick J. Connolly           1
                         Ethos Medical Group Ltd  40,099
                                                  ======
                                                  40,100

9.   Directors:          Patrick J. Connolly (Managing)
                         Martin J. Murray
                         Mark Hutch
                         Patrick J. Gunn

10.  Secretary:          Patrick J. Connolly

11.  Accounting reference date:    30th September

12.  Auditors:           Farrell Grant Sparks,
                         Chartered Accountants,
                         Molyneux House,
                         Bride Street,
                         Dublin 8.

13.  Tax residence:           Ireland

14.  VAT registration no.:    IE 4772876H

15.                           Bank Accounts: AIB Custume
                              Place, Athlone.
                                - Current A/C  12693011
                                - Deposit A/C I/E/0345/015

16.  Charges:                   - A.I.B.


               ETHOS MEDICAL PRODUCTS LIMITED
                  (Formerly Urovac Limited)

1.   Registered number:            24867

2.   Date of incorporation:        13th April, 1967

3.   Place of incorporation:       Ireland

4.   Registered office:            Monksland Industrial
                                   Estate, Athlone, Co.
                                   Westmeath

5.   Details of any branch, agency, place of business or any
     permanent establishment outside Ireland:     None

6.   Authorised share capital:     IR pounds 500,000 divided into
                                   500,000 Ordinary Shares of
                                   IR pounds 1 each

7.   Issued share capital:         29,735 Ordinary Shares of
                                   IR pounds 1.00 each at a premium
                                   of IR pounds 6.47 per share

8.   Shareholders:       Name                No. of Shares
                         Ethos Medical Group
                         Limited                  29,734
                         Patrick J. Connolly      1
                                                  ========
                                                  29,735

9.   Directors:          Patrick J. Connolly (Managing)
                         Martin J. Murray
                         Mark Hutch
                         Patrick J. Gunn

10.  Secretary:          Patrick J. Connolly

11.  Accounting reference date:    30th September

12.  Auditors:                     Farrell Grant Sparks,
                                   Chartered Accountants,
                                   Molyneux House,
                                   Bride Street,
                                   Dublin 8.

13.  Tax residence:                Ireland

14.  VAT registration no.:         IE 9Z47210J

15.  Bank Accounts:                AIB Custume
                                   Place, Athlone
                                   - Wages A/C -   12608191
                                   - Current A/C -126608001
                                   - Deposit A/C -I/E/02299/013

16.  Charges:                      - A.I.B.

                ALLIANCE INVESTMENTS LIMITED
      (Formerly Alliance Investment Management Limited)

1.   Registered number:            88416

2.   Date of incorporation:        30th March, 1982

3.   Place of incorporation:       Ireland

4.   Registered office:            Monksland Industrial
                                   Estate, Athlone,
                                   Co. Westmeath

5.   Details of any branch, agency, place of business or any
     permanent establishment outside Ireland:     None

6.   Authorised share capital:     IR pounds11,000 divided into
                                   1,000 Ordinary Shares of
                                   IR pounds1.00 each and 100 "A"
                                   Preference Shares
                                   of IR pounds 1.00 each

7.  Issued share capital:          1,000 Ordinary Shares of
                                   IR pounds1.00 each and 100 "A"
                                   Preference Shares of
                                   IR pounds 1.00 each




8.   Shareholders:            Name           Amount of
                                             Ordinary
                                             Shares of R pounds 1.00
                                             held]

                              Ethos Medical       999
                              Group Ltd.

                              Patrick J. Connolly 1

                                   Name      Amount of
                                             Preference
                                             Shares of R pounds 1.00
                                             held

                              Patrick Connolly    100 "A"


9.   Directors:               Patrick J. Connolly (Managing)
                              Martin J. Murray
                              Mark Hutch
                              Patrick J. Gunn

10.  Secretary:               Patrick J. Connolly

11.  Accounting reference date:    30th September

12.  Auditors:                Farrell Grant Sparks,
                              Chartered Accountants,
                              Molyneaux House,
                              Bride Street,
                              Dublin 8.

13.  Tax residence:           Ireland

14.  VAT registration no.:    4623616B

15.  Bank Accounts:           AIB Custume Place, Athlone.
                              - 00232-012

16.  Charges:                 - A.I.B.


               ETHOS MEDICAL RESEARCH LIMITED
                 (Formerly Joystone Limited)


1.   Registered number:       125427

2.   Date of incorporation:   2nd October, 1987

3.   Place of incorporation:  Ireland

4.   Registered office:       Monksland Industrial Estate,
                              Athlone, Co. Westmeath

5.   Details of any branch, agency, place of business or any
     permanent establishment outside Ireland:      None

6. Authorised share capital:IR pounds 100,000 divided into 100,000 Ordinary Shares of IR pounds 1.00 each

7.   Issued share capital:    IR pounds 102 divided into 102
     Ordinary Shares of IR pounds 1.00 each

8.   Shareholders:            Name              No. of Shares
                              Ethos Medical Group
                              Limited                  101
                              Patrick J. Connolly      1
                                                       ======
                                                       102

9.   Directors                Patrick J. Connolly (Managing)
                              Mark Hutch
                              Patrick J. Gunn

10.  Secretary:               Patrick J. Connolly

11.  Accounting reference date:         30th September

12.  Auditors:                Farrell Grant Sparks,
                              Chartered Accountants,
                              Molyneaux House,
                              Bride Street,
                              Dublin 8.

13.  Tax residence:           Ireland

14.  VAT registration no.:    None

15.  Bank Accounts:           None

16.  Charges:                 A.I.B.



                       THIRD SCHEDULE
                       ---------------

               WARRANTIES AND REPRESENTATIONS

The Warrantors hereby severally warrant and represent to, and for the benefit of, the Purchaser in the following terms.

                         THE VENDORS

(1)  Capacity

     Each of the Vendors confirm that he/she has the right, power and authority to enter into and perform this Agreement and all documents to be executed at Completion and this Agreement constitutes binding obligations on each of the respective Vendors in accordance with its terms. All action required to be taken by any Vendor to procure that this Agreement constitutes a valid and binding obligation of such Vendor which is enforceable as against such Vendor has been taken.

(2)  Liabilities owing to or by the Vendors

     Each of the Vendors for himself only confirms that there is not outstanding any indebtedness or other liability (actual or contingent) owing by any Group Company to any of the Vendors nor is there any indebtedness owing to any Group Company by any of the Vendors.

(3)  Incorporation

     Each Group Company is a company duly incorporated and validly existing under the law of the state in which it is shown to be incorporated in the Second Schedule.

(4)  Power and authority

     Each Group Company has the legal right and full power and authority to carry on its business and activities as currently being carried on.

                         INFORMATION

(5)  Information

     All written information given by, or which at any time before Completion may be given by or on behalf of, the Vendors, the Company or any Group Company to the Purchaser, its advisers, agents, officers or employees is, or as the case may be, will be accurate and not misleading in all respects and so far as the Warrantors are aware, there are no factors which have not been disclosed to the Purchaser which would make any such information misleading.

(6)  The Agreement and the Disclosure Letter

     All information set out in this Agreement and the Disclosure Letter (including any annexures thereto) is true, complete and accurate in all respects and not misleading and fully, fairly and accurately discloses every matter to which it relates and the Warranties and provisions of the Tax Deed which are affected by it.

(7)  No other information

     There is no fact or matter which has not been disclosed to the Purchaser which renders the information referred to in paragraphs 5 and 6 above untrue, incomplete, misleading or inaccurate at the date of this Agreement or which ought reasonably to be disclosed to an intending purchaser of shares in the Company or the disclosure of which might reasonably affect the willingness of a purchaser to purchase shares in the Company or which might materially or adversely affect the value of the Company.

                        CONSTITUTION

(8)  Shares

          (a) The First Schedule contains true particulars of the authorised and issued share capital of the Company and all the shares there shown as issued are in issue fully paid.

          (b) Each of the Vendors for himself only confirms that the number of Shares detailed therein are beneficially owned by him and registered in his name as set out therein free from any Encumbrance.

          (c)  All other details contained in the First
          Schedule are true and correct.

          (d) There will be handed over to the Purchaser on Completion all the original share certificates issued to previous shareholders in Alliance
          Investments Limited or appropriate indemnities in respect of same.

(9)  Issued Share Capital

     The Shares together with the Retained Shares and the shares registered in the name of Donal Lehane comprise the whole of the allotted and issued share capital of the Company. There are no shares issued or allotted in any Group Company other than the Company which are not legally and beneficially owned by the Company or another Group Company.

(10) No Encumbrance

     There is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give any Encumbrance, on, over or affecting any of the Shares or any issued shares of any other Group Company and no claim has been made by any person to be entitled to any such Encumbrance.

(11) Subsidiary Undertakings

     The Company does not have any subsidiary or subsidiary undertaking other than the Subsidiaries and no Group Company has any interest in, and has not agreed to acquire any interest in, any shares of any other bodies corporate. No Group Company has any liability (actual, contingent or otherwise) in respect of any company or other entity which was formerly a subsidiary or an associated undertaking of any Group Company.

(12) Memorandum and Articles

     The copy of the memorandum and articles of association of the Companies annexed to the Disclosure Letter is true and complete and has embodied therein or annexed thereto all alterations which have been made up to the date hereof.

(13) Options etc.

     (a) No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

     (b) no share or loan capital has been created, allotted, issued, acquired, repaid or redeemed, or agreed to be created, allotted, issued, acquired, repaid or redeemed, by any Group Company since the Last Accounting Date.

(14) Rights and Interest

     All rights and interests of every kind existing in respect of the Shares are valid and enforceable by action or legal proceeding or otherwise.

                    ACCOUNTS AND RECORDS

(15) Accounts

     The Accounts have been prepared in accordance with the historical cost convention and all applicable statutes and regulations (including without prejudice to the generality of the foregoing the Companies Acts, 1963 to 1990 and any other relevant statutes) and with generally accepted accounting standard, principles and practices in Ireland and in accordance with all applicable SSAPs and all applicable Financial Reporting Standards issued by the Accounting Standards Board Limited and have been audited in accordance with all applicable Auditing Standards, Auditing Guidelines and other pronouncements issued or made from time to time by the Auditing Practices Board and the bases and accounting policies adopted for the purposes of preparation of the Accounts are the same as those adopted in the preparation of the accounts of each Group Company in respect of each of the last three preceding accounts periods and the Audited Accounts:-

     Show true and fair view:
     ------------------------

     (a) set out fully, the assets and liabilities (including all contingent, unquantified and disputed liabilities) of each Group Company and the Group and the amounts thereof and show a true and fair view of the financial position of each Group Company and the Group as at the Last Accounting Date and are not affected by any unusual, extraordinary, exceptional or non-recurring items;

     Adequate provisions for liabilities:
     ------------------------------------

     (b) make full provision or reserve for all bad or doubtful debts, liabilities or capital commitments of each Group Company or the Group up to the Last Accounting Date including contingent, unqualified or disputed liabilities and include all such reserves and provisions for taxation as are necessary to cover all liabilities for taxation (whether or not assessed) up to the Last Accounting Date and in particular (but without prejudice to the generality of the foregoing) attributable to profits, gains, income, receipts and loans and distributions made to participators and associates and payments made from which tax is deductible;

     Redundant Stock:
     ----------------

     (c) redundant and obsolete stock of each Group Company has been wholly written off and all excessive or slow moving stock has been written down as required under the appropriate SSAP;

     Valuation of Stock-in-Trade
     ---------------------------

     (d) the basis of valuation for stock-in-trade and work-in-progress in respect of each Group Company:-

          (i) is in accordance with normally recognised accounting principles and practices for the kind of business in which that Group Company is engaged and with the relevant SSAP in force for the relevant financial year;

          (ii) has remained substantially the same in respect of the commencement and end of the accounting periods of that Group Company during the period of three years terminating on the Last Accounting Date or since its date of incorporation whichever period is the shorter;

          (iii)is such that the value attributed to each item of stock (other than redundant, obsolete, excessive or slow moving stock) does not exceed the lower of cost and net realisable value as at the Last Accounting Date;

     Fixed Asset Valuation:
     ----------------------

     (e) The written down value of the Company's fixed assets as at the Last Accounting Date fairly represented the value of their remaining useful life to that Group Company. The basis of valuing such fixed assets has not been changed during the period of three years terminating on the Last
          Accounting Date;

     Rate of Depreciation:
     ---------------------

     (f) in respect of each Group Company the rate of depreciation applied in respect of each fixed asset has been consistently applied over not less than three previous accounting periods of that Group Company and is sufficient to write down the value of such fixed asset to its net realisable value as at the end of its useful working life and the fixed assets have been depreciated in accordance with the relevant SSAP for the relevant financial year.

     Extraordinary and exceptional items:
     ------------------------------------

     (g) The results shown by the audited profit and loss accounts of each Group Company and the consolidated profit and loss account of the Group for each of the three financial periods of each Group Company and the Group ended on the Last Accounting Date have not been affected by any extraordinary, exceptional or non-recurring item or by any other circumstances rendering the profits or losses for all or any of the periods covered by those accounts unusually high or low.

     Provision of Taxation:
     ----------------------

     (h) The Accounts reserve or provide in full for all Taxation liable to be assessed on each Group Company, or for which it is or may become accountable, in respect of any period beginning on or before the Last Accounting Date and whether or not the Group Company has or may have any right of reimbursement against any other person and the Accounts reserve in full for any contingent or deferred liability to Taxation for any such period.

     Gains and Balancing Charges:
     ----------------------------

     (i) No asset is included in the Accounts at such value that if it were obtained in the disposal or deemed disposal of the asset a chargeable gain or balancing charge would arise or accrue.


(16) Book Debts

     None of the book debts included in the Accounts and none of the book debts owing to any Group Company at Completion are or will be outstanding for more than sixteen weeks from their due dates for payment or have been factored and all such debts will realise in the normal course of collection their full value after taking into account the provisions for bad debts included in the Accounts and none of such debts is subject to any counter-claim or set-off, except to the extent of any such provisions.

(17) Accounting Records

     All accounts, books, ledgers, financial and other records of whatsoever kind of each Group Company are in its possession or under its control and:-

     (a) have been fully, properly and accurately maintained and contain true and accurate records of all matters required to be entered therein by the Companies Acts, 1963 to 1990 and any other relevant statutes or regulations and are up to date;

     (b) do not contain or reflect any inaccuracies or discrepancies; and

     (c) give and reflect a true and fair view of the trading transactions and of the financial and contractual position of the Company and of its assets and liabilities.

(17)(A) Management Accounts

     The Management Accounts:-

     (a)  have been prepared with all due care and attention;

     (b) have been prepared on a basis consistent with that adopted and on the same assumptions as those made in preparing the Accounts and in previous management accounts of each of the Companies and the Group in the three years immediately preceding the date of the Management Accounts;

     (c) have been prepared in accordance with the historical cost convention and all applicable statutes and regulations (including without prejudice to the generality of the foregoing, the Companies Acts, 1963-1990, and all other relevant statutes and all current SSAPs applicable to a company incorporated in Ireland);

     (d) show a true and fair view of the state of affairs and profit and loss of each of the Companies and the Group;

     (e) are not affected by any unusual, extraordinary, exceptional or non-recurring items;

     (f) set out fully, correctly and accurately the assets and liabilities of each of the Companies and the Group and the amounts thereof;

     (g) make full provision or reserve for all liabilities as at and for the period in respect of which they have been prepared;

     (h)  take into account all necessary factors.

     All assumptions on which the Management Accounts are based are fair and reasonable.

(18) Business since the Last Accounting Date

     Since the Last Accounting Date:-

(a) Each Group Company has carried on its business in the ordinary and usual course without interruption and so as to maintain the same as a going concern;

(b) there has been no material adverse change in the financial or trading position of any Group Company or the Group as a whole and the Warrantors are not aware of any facts which are likely to give rise to any such change;

(c) no changes have occurred in the aggregate assets and liabilities shown in the Accounts and there has been no reduction or increases in the aggregate value of the assets of each Group Company from the valuations adopted for the purposes of the Accounts.

(d) no dividend, bonus or other distribution has been, or agreed to be, declared, paid or made by any Group
     Company;

(e) no share or loan capital has been issued repaid or transferred, or agreed to be issued, repaid or transferred by any Group Company;

(f) no Group Company has disbursed any cash except in the ordinary course of its business and all amounts received by it have been deposited with its bankers and appear in the appropriate books of account;

(g) no Group Company has changed its normal procedures for the collection of debts and the payment of creditors in the ordinary and usual course.

(h) no Group Company has written off, factored, sold or agreed to sell, a debt;

(i) no Group Company has made, or agreed to make, capital expenditure exceeding in total IR pounds 1,000 or incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total IR pounds 10,000;

(j) no major customers or suppliers of any Group Company or the Group as a whole has stopped or reduced trading with such Group Company or the Group, as the case may be, or changed the terms upon which it is prepared to trade with such Group Company or the Group as the case may be, nor have any such customers or suppliers indicated any such intention.

(k) no resolution of the shareholders of any Group Company has been passed;

(l) no Group Company has disposed of any assets or assumed or incurred any liabilities (including any contingent liabilities) otherwise than in the ordinary course of carrying on its business;

(m) no Group Company has repaid or become liable to repay any loan or indebtedness in advance of its stated maturity;

(n) no Group Company has disposed of any asset or supplied any service in circumstances where the consideration actually received or receivable on the disposal or the supply, as the case may be, was less than the consideration which would be deemed to have been received for the purposes of Taxation;

(o) no payment has been made by any Group Company which will not be deductible for corporation tax purposes;

(p) no Group Company has changed its accounting reference period;

(q) no Group Company has borrowed or lent any money or increased by an amount any secured liability.;

(r) no Group Company has altered or agreed to alter the terms of employment of any employee who on the Last
     Accounting Date was entitled to remuneration in excess of IR pounds 10,000 per annum (or where employment commenced subsequent to the Accounting Date was so entitled on the date of appointment);

(s) no Group Company has created, extended, granted or issued or agreed to create, extend, grant or issue any lease, tenancy, Encumbrance or other security;

(t) no Group Company has made any unusual augmentation in stock;

(u) no Group Company has done or omitted to do anything which would entitle any third party to terminate any contract or any benefit enjoyed by the Company or call in any money before the normal due date thereof;

(v) no Group Company has made any alteration to the provisions of its memorandum of association or articles of association;

(w) no Group Company has incurred any Tax Liability (as construed in accordance with Clause 1.2(a) of the Tax
     Deed) other than a Tax Liability which arises from the ordinary course of business of the Company as a consequence of a Transaction (as defined in Clause 1.1 of the Tax Deed) which occurred after the Last Accounting Date but on or before Completion . For the avoidance of doubt, the Transactions identified in Clauses 3.1(f)(1) to (4) shall be considered as examples of Transactions which do not arise from the ordinary course of business but this list is not exhaustive;

(x) no patent royalty payments were received before Completion by Alliance Investments Limited from Ethos
     Medical Products Limited in respect of patent royalties accrued after 28 March, 1996.

(19) Debtors

     No Group Company has released a debt shown in the Accounts or its accounting records related to the Accounts so that the debtor has paid or will pay less than the debt's book value. None of those debts has been deferred, subordinated or written off or become irrevocable to any extent. No debt shown in the Accounts or the accounting records of any Group Company is overdue by more than sixteen weeks.

(20) DELETED

(21) Ownership of Assets etc.

     All assets of or represented as belonging to a Group Company (including but not limited to the fixed and loose plant, machinery, furniture, fixtures and fittings and other chattels equipment and vehicles, stock, work-in-progress, raw materials and supplies, books, records, customers lists, costing details and all other written information) are

     (i)  the absolute property of and held by such Group
          Company free from any Encumbrance whatsoever;

     (ii) not subject to any agreement or commitment to give or create any of the foregoing over them;

     (iii)held in possession by it, and such assets are all the assets necessary for carrying on the business of such Group Company at its level at Completion;

     (iv) are in good repair and condition and in satisfactory working order, and have been regularly and properly maintained;

     (v) are operating (or are capable of operating) safely and without danger to any person, property or the environment and in accordance with all relevant licences, regulations and permits governing its use;

     (vi) are not surplus to requirements and are not expected to require replacements or additions at a cost in excess of IR pounds l,000 within twelve months from the date of this Agreement; and

     (vii)are capable and will (subject to normal wear and tear) remain capable throughout the respective periods of time during which it is written down to a nil value in the accounts of such of the relevant Group Company of doing the work for which it was designed or purchased.

(22) Raw Materials

     The stock of raw materials, packaging materials and finished goods now held by any Group Company are not excessive and are adequate in relation to the current trading requirements of such Group Company and no material part of such stock is obsolete, slow moving, unsuitable, unmarketable, inappropriate or of limited value in relation to the current business of such Group Company and no contracts are established which are likely to result in the foregoing not being true.

(23) Condition of Stocks

     All of the stocks of finished goods and work in progress of any Group Company are in good condition.

(24) Retention of Title

     None of the regular suppliers of stock, raw materials or the like to any Group Company supply such stock, raw materials or the like on the basis that the title to the same shall be retained by such supplier pending the fulfilment by such Group Company of any obligation and at Completion no amounts shall be owing by such Group Company to any person, firm or company who shall have supplied goods, stock, raw materials or the like to such Group Company on such basis as aforesaid.

(25) Insurance

     (a) All the assets of each Group Company of an insurable nature have at all material times been and are at the date hereof insured in amounts representing substantially their replacement or reinstatement value against fire and other risks (including without limiting the generality of the foregoing loss of profit) normally insured against by persons carrying on the same classes of business as that carried on by such Group Company and each Group Company has at all material times been and is at the date hereof adequately covered against accident, damage, injury, third party public liability (including products liability and loss of profits) and other risks normally insured against by persons carrying on the same classes of business as that carried on by such Group Company. All such policies are at Completion in full force and effect and nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which is likely to result in an increase in premium. All of such insurance policies have been disclosed to the Purchaser and are referred to in the Disclosure Letter.

     (b) So far as the Warrantors are aware none of the said policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate. No claim is outstanding or may be made under any of the said policies and no circumstances exist which are likely to give rise to such a claim.

(26) Leased Assets

     No circumstances have arisen or so far as the Warrantors are aware are likely to arise in relation to any asset held by any Group Company, under a lease or a similar agreement whereby the rental payable has been or is likely to be increased.


(27) Intellectual Property

     (a) The Intellectual Property Rights, full details of which are set out in the Disclosure Letter, are in full force and effect, solely and beneficially owned by, and validly granted to, a Group Company free from all licences or Encumbrances and third party claims of any nature whatsoever and are all the Intellectual Property rights necessary to carry on the business of the Group.

     (b) No Group Company is a party to any confidentiality agreement nor is it prohibited or restricted from disclosing any know-how or technical information.

     (c) No Group Company uses, or otherwise carries on its business under, any name other than its corporate name.

     (d) Full details of all licence agreements to which any Group Company is a party (whether as licensor or licensee) are set out in the Disclosure Letter and all rights granted under such agreements are registered.


(28) Effect of Sale

     The execution or performance of this Agreement or a document to be executed at or before Completion will not:

     (a) result in any Group Company losing the benefit of any assets, licence, right or privilege which is presently enjoys;

     (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under,

          (i)  an agreement, to which the Company is a party;

          (ii) any provision of the Memorandum and Articles of Association of any Group Company; or

          (iii)any encumbrance, lease, contract, Order, Judgement, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any assets of any Group Company is bound or subject;

(29) Environmental Matters

     In this sub-paragraph:

     "Dangerous Substance"
      -------------------
     means any substance, material, waste or other matter which as at the date of this Agreement is defined as dangerous, hazardous, toxic or other term having a similar meaning in Environment Law;

     "Environmental Law"
      ------------------
     means in relation to the operations of the Group all statutory or common laws or regulations or other requirements concerning pollution of the environment or protection of the health of humans, animals or plants capable of enforcement as at the date of this Agreement;

     "Environmental Licence"
      ---------------------
     means any permit, licence, authorisation, consent or other approval required by any Environmental Law for the conduct of any Group Company's business.

     (i)  Each Group Company has obtained all requisite
          Environmental Licences;

     (ii) No Group Company has in the period of two years prior to Completion received any notice, correspondence or communication in any form from which it is alleged to be in violation of any Environmental Law or Environmental Licence or that any Environmental Licence may be subject to modification, suspension, revocation or non-renewal and there are no circumstances likely to give rise to any such violation, modification, suspension, revocation, or non-renewal.

(30) Liabilities

     No Group Company has any liabilities (actual, contingent or otherwise and whether quantified or not) other than as have been incurred since the Last Accounting Date in the ordinary course of its business.

(31) No Unusual Contracts etc.

     No Group Company is a party to any contract entered into otherwise than in the ordinary and usual course of business or any contract of an onerous or unusual or long term nature or containing any onerous unusual or other provision material for disclosure to an intending purchaser of the Shares including but not limited to any contract for the supply of goods or services at a price different from that reasonably obtainable on any arm's length basis.

                          CONTRACTS

(32) Validity of Agreements

     The Warrantors have no actual knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement to which any Group Company is a party. No party with whom any Group Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

(33) Material Breach

     No party with whom any Group Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement.

(34) Standard Terms of Business

     No Group Company has entered into an agreement or arrangement with a customer or supplier on terms materially different to its normal standard terms with such customer or supplier.

(35) Contracts

     No Group Company has outstanding any contract, transaction, commitment (whether in respect of capital expenditure or otherwise), liability or obligation which is outside the ordinary course of such Group Company's business.


(36) Trading Contracts and Outstanding Offers

     (1) No Group Company has received written notice that it is in breach of the terms and conditions on its part to be observed and performed under its trading contracts which are subsisting at the date hereof.

     (2) No offer, tender or the like which is capable of being converted into an obligation of any Group Company by an acceptance or other act of some other person is outstanding, except for offers, tenders or the like which have been made in the ordinary course of its business.

(37) No Guarantees or Capital Commitments etc.

     No guarantees, indemnities or undertakings, commitments on capital account or unusual liabilities have been made, given, entered into or incurred by or on behalf of any Group Company whether in respect of the liabilities of the Vendors or any of them or any company owned or controlled by them or any of them or of any other party whatsoever and there are no outstanding agreements or arrangements to give, make, enter into or incur any of the same.

(38) Customer Relations

     No Group Company has any dispute in respect of a material amount with any of its customers with regard to alleged defective goods supplied by it.

(39) Product Liability

     (a) No Group Company has manufactured, supplied or sold any products which were in any material respect faulty or defective nor is any Group Company subject to any liability or obligation (save as may be implied by law) to take back or otherwise do or not do anything in respect of any products that have been delivered by it prior to Completion.

     (b) There has not within a period of six years prior to the date hereof been any product liability claim against the Company nor is there any such claim outstanding, pending or threatened against any Group Company and there are no circumstances likely to give rise to a material claim being made against the Company.

(40) Purchases and Sales

     Neither more than 15% of the aggregate amount of all the purchases, nor more than 10% of the aggregate amount of all the sales of the Group are obtained or made from or to the same supplier or customer (including any person, firm or company in any way connected with such supplier or customer) nor is any material source of supply to, or any material outlet for the sales of the Group in jeopardy.

                    BANKING ARRANGEMENTS

(41) Bank Accounts and Facilities

     (a) The Group has the bank accounts referred to in the Disclosure Letter.

     (b) Material details of all of the overdraft, loan or other financial facilities outstanding or available to the Group are summarised in the Disclosure
          Letter.

(42) Guarantees and Indemnities

     No Group Company is a party to or is it liable (including, without limitation, contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

(43) Liabilities

     Except as disclosed in the Accounts, no Group Company has outstanding nor has it agreed to create or incur loan capital, borrowing or indebtedness in the nature of borrowing.

(44) Events of Default

     No Group Company has done or omitted to do nor, so far as the Warrantors are aware, has it been alleged that any Group Company has done or omitted to do, anything which:

     (a) constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both) or;

     (b) will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of any Group Company becoming enforceable (or will do so with the giving of notice or lapse of time or both).

                   OFFICERS AND EMPLOYEES

(45) Directors

     The particulars shown in the Second Schedule under the heading Directors and Secretary are accurate and no person not included therein is a director or shadow director of any Group Company.

(46) Particulars of Employees

(a) The particulars shown in the schedule of employees annexed to the Disclosure Letter show name, date of commencement of employment, age and grade of all employees and details of all remuneration currently payable to, and other benefits currently provided to, each employee of each Group Company and include particulars of all profit sharing, incentive and bonus arrangements to which each Group Company is a party. Since the date referred to therein, there has been no change in the number of employees or the remuneration payable or other benefits provided to such employees.

(b) No present officer or senior employee of any Group Company (which for these purpose shall mean a person entitled to a basic salary of more than pounds 15,000 per annum) has given or received notice terminating his employment.

(c)  No Group Company is a party to a consultancy contract.

(d) There is no employment contract between any Group Company and any of its employees which cannot be terminated by 3 months notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

(e) There is no employment contract between any Group Company and any person which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which any Group Company has a continuing obligation.

(f) No Group Company owes any amount to a present or former director or other officer or employee of such Company
     (or his dependant) other than for accrued remuneration.

(g) Within the year ending on the date of this Agreement no Group Company has:

     (i)  given    notice   of   redundancies   or    started
          consultations with a trade union; or

     (ii) been a party to a transfer (within the meaning of the European Communities (Safeguarding of Employees Rights on Transfer of Undertakings) Regulations or failed to comply with a duty to inform and consult a trade union under these Regulations.

(47) Non-Deductible Payments to Employees

     No Group Company has made or agreed to make any material payment to or provided or agreed to provide any material benefit for any present or former officer or employee which is not allowable as a deduction for the purposes of taxation.

(48) Breach of Contract etc.

     No liability has been incurred by any Group Company for breach of any contract of service for redundancy payment or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by any Group Company in connection with the termination or proposed termination of the employment of any present or former director or employee.


(49) Trade Disputes

     No Group Company is involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or organisation or body of employees and there are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing employees.

(50) Employee Share Schemes

     No Group Company has in existence nor is it proposing to introduce any share incentive scheme share option scheme or profit sharing scheme for all or any part of its directors or employees.

(51) Statutory Obligations

     Each Group Company has, in relation to each of its employees (and so far as is relevant, to each of its former employees):

     (a) complied in all respects with all obligations imposed on it by any statutory provision or regulation and codes of conduct relevant to the relations between it and its employees or any recognised trade union and has maintained adequate and suitable records regarding the service of each of its employees; and

     (b)  complied   in  all  respects  with  all  collective
          agreements for the time being having effect as regards such relations or the conditions of service of its employees.

(52) Employee Relations

     Each Group Company enjoys a good relationship with its employees and no such employees in receipt of a salary at a basic rate in excess of IR pounds 15,000 per annum has advised such Company formally or informally that he is terminating or considering terminating his employment with such Company and there are no circumstances likely to give rise to such termination and further no Group
     Company has any dispute with any of its employees of a material nature.

(53) Full Time Employees

     All persons in receipt of income at a basic rate in excess of IR pounds 15,000 per annum who have during the period since the Last Accounting Date habitually or normally carried out duties of a full time nature on behalf of one of the Group Company in connection with its business and affairs shall at Completion be employees of such Group Company and at Completion no such person shall be bound by any contract (whether employment or otherwise) to carry out duties for or on behalf of the Vendors or any of them or any company controlled by them or any of them.

(54) No Contractual Obligations

     No Group Company is now under any contractual or other obligation to increase now the rates of remuneration of or make any bonus or incentive or other similar payment to any of its officers or employees.

                     COMPLIANCE THE LAW

(55) Compliance with Permits

     Each Company has obtained and complied with the material terms and conditions of each Permit (details of which are contained in the Disclosure Letter).

(56) Status of Permits

     Each Permit is in force. No material expenditure or work is or will be necessary to comply with or maintain a Permit. There is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed. No Permit and no condition to which any Permit is subject is personal to the Vendors.

(57) Compliance with Laws

     Each Group Company has conducted its business in all material respects in accordance with all applicable laws and regulations of Ireland, the European Union and the USA (being the only other country outside the European Union with which they trade) and so far as the Warrantors are aware none of the officers or employees of any Group Company (during the course of their duties) has done or omitted to do anything in contravention of any statute, order, regulation which may have a material adverse effect on the business of the Group.

(58) Insider Agreements

     There is, and during the two years ending on the date of this Agreement there has been, no agreement to which any Group Company is or was a party and in which the Vendors, a director or former director of the Company (being a director during the two years ending on the date of the Agreement) or a person connected with any of them is or was interested in any way.

(59) No Litigation or Default in Obligation

     (a) No Group Company nor any person for whose acts or defaults such Group Company is or may be vicariously liable is engaged in or threatened with any litigation or arbitration affecting such Group Company and neither is any such litigation or arbitration pending or threatened and further no Group Company nor any of its officers is in the course of being prosecuted for any criminal offence nor, so far as the Warrantors are aware, are there any circumstances likely to lead to such litigation, arbitration or prosecution and no Group Company is in default in respect of any material obligation whether contractual, statutory or municipal.

     (b) None of the Vendors nor any Group Company nor, so far as the Warrantors are aware, any other person is engaged in or threatened with any litigation or arbitration seeking to prohibit, or the effect of which would be to prohibit, the consummation of the transactions contemplated by the within Agreement (or any agreement relating thereto) in accordance with its terms or to obtain damages in respect thereto.

(60) Powers of Attorney

     (a) No Group Company has delegated any powers under a power of attorney which remains in effect.

     (b) There are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of any Group Company.

(61) Name of Business

     No Group Company uses on its letterhead, books or vehicles or otherwise carry on business under any name other than its corporate name.

(62) Insolvency

     (a) No order has been made or petition presented or resolution passed for the winding-up of any Group Company and there are no grounds on which any such order or petition could be made or presented and no such resolution is contemplated by the members or any of them.

     (b) No distress, execution or other process has been levied on any of the assets of any Group Company, nor has any Group Company stopped payment or become insolvent or unable to pay its debts for the purposes of Section 214 of the Companies Act, 1963.

     (c) No power to appoint a receiver or administrative receiver or examiner has been exercised or has arisen in respect of the business of any of the assets of any Group Company and there is no unfulfilled or unsatisfied judgement or Court order outstanding against it.

(63) Investigations

     There are not in existence nor is there now pending investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any Group Company or the Group.

(64) Investments, associations and branches

     No Group Company:-

     (a) is the holder or beneficial owner of, and has agreed to acquire, any class of the share or other capital of any other company or corporation (whether incorporated in Ireland or elsewhere);

     (b) is and has agreed to become a member of any partnership, joint venture, consortium or other unincorporated association; and

     (c)  has  a  branch or permanent establishment (as  that
          expression  is  defined  in  the  relevant   double
          taxation relief orders current at the date hereof) outside Ireland.

                          PROPERTY


(65) Disclosures

     The disclosures contained in the replies given by the Vendors' Solicitors to the enquiries relating to the Property and referred to in the Disclosure Letter are not incomplete, inaccurate or misleading in any material respect.

(66) The Property

     The Property comprises all land and premises owned, occupied or used by or in the possession of any Group
     Company and the particulars thereof set out in the Fourth Schedule are accurate.

(67) Land or Premises

     Except in relation to the Property the Company has no liability (actual or contingent) arising out of any lease or tenancy relating to an interest in land or premises.

(67A)The Property is free from any Encumbrance or any other obligation or liability of any Group Company or any other party.

(67B)The Property or any part thereof is not subject to any outgoings other than commercial rates, water rates, insurance premiums, and rent and no arrears or payment in relation to any of the foregoing is outstanding.

(67C)Each Group Company is a joint insured with the landlord on all relevant policies of insurance in respect of the Property and the insurers have waived subrogation rights against each such company.

(67D)The Property is not subject to any option, right of pre-emption or right of first refusal in favour of any third party.

(67E)All planning permissions and building bye-law approvals required by law for the initial construction of all buildings on the Property and for the development of, or the execution of works on or to, the Property or for the use or any change in the use thereof have been obtained and where implemented all conditions thereof have been complied with in full.

(67F)No  claim for compensation has ever been made under Part
     III  of  the Local Government (Planning and Development)
     Act, 1990 in relation to the Property.

(67G)Each Group Company has complied with and are complying with the Fire Services Act, 1981 and the Building
     Control Act, 1990.

(67H)In  all  cases  where  the provisions  of  the  Building
     Control Act, 1990 or of any regulations from time to time made thereunder apply to the design or development of the Property or any part of it or any activities in connection therewith, such provisions have been complied with in full.

(67I)As soon as is practicable following Completion the Warrantors shall furnish to the Purchaser the documents specified in Condition 36(c) and (d) of the Law Society of Ireland General Conditions of Sale (1995 Edition).

(67J)There are no rent reviews under the leases of the Property in progress.

(67K)No obligation necessary to comply with any notices or other requirements given by the landlord under any leases of the Property is outstanding.

(67L)There is no obligation to reinstate the Property or any part thereof by removing or dismantling any alteration made to it by the Group Companies or any predecessor in title to the Group Companies.



                          PENSIONS


(68) No Other Schemes

     There is not in operation nor has any proposal been announced to enter into or establish any agreement, arrangement, custom or practice (whether legally enforceable or not) to which any Group Company contributes (or promises to provide on an unfunded basis) for the payment of any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement for the benefit of any employee or former employee or for the benefit of any dependants of any employee or former employee.

(69) Pensions

     (a)  The  information set out in the Disclosure  Letter,
          comprises  full  and  accurate  disclosure  of  the
          retirement  benefits  in  place  for  Mr.   Patrick
          Connolly ("the Retirement Account").

     (b) The Retirement Account has been registered pursuant to the provisions of the Pensions Act, 1990 as amended.

     (c) The Retirement Account is an exempt approved scheme within the meaning of the Finance Act, 1972 and the Warrantors are not aware of any reason why the exempt status should or could be withdrawn.

     (d) The Retirement Account complies with and at all times has been administered in accordance with all applicable laws regulations and requirements including those of the Revenue Commissioners and of trust law.

     (e) The Disclosure Letter sets out full details of the Retirement Benefits, Death-in-Service Benefits and
          Disability  Benefits provided for in the Retirement
          Account and the contributions payable.

     (f) Contributions to the Retirement Account are not in arrears and all contributions which have fallen due for payment have been paid in full. No increase in these contributions is proposed or has been recommended.

     (g) There are no grounds pursuant to which liability under the disability insurance policy (details of which are set out in the Disclosure Letter) might be avoided by the Company as therein defined.

     (h) The trustees of the Retirement Account are not engaged in or involved in any litigation or arbitration nor is any such litigation pending or threatened by or against the trustees and, so far as the Warrantors are aware, there are no facts likely to give rise to any such litigation or arbitration.

(70) Documents

     All title deeds relating to the assets of each Group Company and an executed copy of all written agreements to which each Group Company is a party, and the original copies of all other documents which are owned by or ought to be in the possession of each Group Company are in its possession or under its control.

(71) Commissions

     No person is entitled to receive from any Group Company any finders fee, brokerage, or other commission in connection with the sale and purchase of the Sale Shares under this Agreement.

(72) Effect of Agreement

     The making or implementation of this Agreement will not:-

     (a) cause any lease, tenancy, licence, concession, grant or agreement of any nature whatsoever to which any Group Company is a party to be or become liable to be avoided revoked or otherwise affected in any material way;

     (b) (without prejudice to the generality of the foregoing) impose upon any Group Company any material penalty cost, charge, expense or obligation (including without limitation any obligation to sell or purchase shares in any company);

     (c) result in creation, imposition, crystallisation or enforcement of any encumbrance whatsoever; or

     (d) result in any indebtedness of any Group Company becoming due or capable of being declared due and payable prior to its stated maturity.

(73) Returns Up-to-Date

     (a) Excluding any returns required pursuant to this Agreement all returns, particulars, resolutions and other documents required to be filed or to be delivered on behalf of the Company with or to the Registrar of Companies of Ireland or any other applicable jurisdiction have been materially correctly and properly made up and so filed or delivered within the period prescribed.

     (b) All charges in favour of any Group Company have (if appropriate) been registered in accordance with the provisions of the Companies Act, 1963 to 1990.

(74) Agents and Distributors and Joint Ventures

     No Group Company is a party to any agency or distributorship contract or arrangement and no Group Company is, or has agreed to become, a party to any arrangement or agreement for the sharing of commissions or other income.

(75) Arm's Length Contracts

     No Group Company is party to or has its profits or financial position during the three years prior to the date of this Agreement been affected by any contract or arrangement which is not of an entirely arm's length nature.

(76) Management Reports

     There have been no reports commissioned by or on behalf of any Group Company concerning it by financial or management consultants within the period of one year prior to the date of this Agreement.

(77) Grants

     No Group Company has done any act or thing which could result in all or part of a government grant or any other similar payment or allowance made or due to be made to it (details of which are contained in the Disclosure Letter) become repayable or being forfeited by it nor will performance of this Agreement result in any such grant, payment or allowance becoming repayable or so forfeited.

(78) DELETED


                          TAXATION

(79) At Completion, all Taxation for which each Group Company is liable will, if and insofar as such Taxation or other sums ought to be paid prior to or on Completion, have been paid at or before Completion and each Group Company will not have any liability, in respect of Taxation falling due for payment on or prior to Completion.

(80) Agreements to Indemnify

     No Group Company has entered into any financing, leasing or other agreement in which or in connection with which such Group Company has indemnified any other party against any claim, loss or other liability, arising from any change in tax legislation or in the interpretation of tax legislation.

(81) Employee Share Schemes

     (a) No Group Company operates or has at any time operated any share option scheme, profit sharing scheme or other employee share scheme.

     (b) None of the employees of the Group Company have benefited from the provisions of Section 12 of the Finance Act, 1986.

(82) Domicile and Residence

     No Group Company has been at any time, for Taxation purposes, resident in any jurisdiction other than Ireland nor has any Group Company been at any time managed or controlled in or from any country other than Ireland and the Group has not carried on any trade in any other country.

(83) Secondary Liability

     No act or transaction has been effected in consequence of which any Group Company is or may be liable for any Taxation primarily chargeable against some other person.

(84) PAYE/Social Welfare

     Each Group Company is registered for the purposes of regulations made under Section 127 of the Income Tax Act, 1967 (PAYE regulations) and each has complied in all respects with and made all payments due under such regulations and is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

(85) Compliance and Records

     Each Group Company has complied in all material respects with Part II, Chapter I of the Social Welfare Consolidation Act, 1981, the Health Contributions Act, 1979, Youth Employment Agency Act, 1981, Section 16 of the Finance Act, 1983 and Chapter II of the Finance Act, 1993 (which applied the Income Levy for 1993/94) and any Regulations made under any such Acts and has maintained full complete and correct records for the purposes thereof and is not liable for any abnormal or non-routine payment or any forfeiture or penalty or for the operation of any penal provisions due to non-compliance with the said Acts and/or Regulations.

     General

(85A)There are set out in the Disclosure Letter full particulars of all differences between the accounting and taxation treatments of all items in the Accounts.

(85B)There is no appeal by any Group Company pending against any assessment to tax and no Group Company is in default in payment of any Tax within the period prescribed for payment thereof.

(85C)The making of returns, payment of preliminary tax and all other requirements of Chapter II Part I of the Finance Act, 1988 and Chapter VI of the Finance Act,
     1991 have been complied with fully by each Group
     Company.

(85D)No surcharge for late submission of returns under
     Section 48 of the Finance Act, 1986 has or will become payable by any Group Company in respect of any period prior to Completion.

(85E)No notice of attachment has been served on any Group
     Company or in relation to any funds of any Group Company under Section 73(2) of the Finance Act, 1988.
     [attachment of defaulter's funds]

(85F)The provisions of the Waiver of Certain Tax, Interest and Penalties Act, l993, particularly Sections 3 and 9, do not have application to any Group Company [Mandatory requirement to avail of the tax amnesty where applicable].

(85G)No transaction has been effected by any Group Company in respect of which any consent or clearance from the Revenue Commissioners or other taxation authorities was required (i) without such consent or clearance having been validly obtained before the transaction was effected and (ii) otherwise than in accordance with the terms of and so as to satisfy any conditions attached to such consent or clearance, and (iii) otherwise than at a time when and in circumstances in which such consent or clearances was valid and effective.

(85H)Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before Completion which might when taken together with the entry into or Completion of this Agreement cause or contribute to the disallowance to any Group Company of the carryforward of any losses or excess charges on income.

(85I)Where full disclosure for deferred taxation (in accordance with Standard Statement of Accounting
     Practice No. l 5 of the Institute of Chartered
     Accountants in Ireland) is not made in the Accounts full details of the amounts have been disclosed in the Disclosure Letter .

(85J)No Group Company has received any notices under Section
     172 (2) or 172 (3) Finance Act, l995 (resignation of professional advisors/auditors as a result of certain tax irregularities).

(85K)No Group Company has ever been refused a tax clearance certificate by the Revenue Commissioners requested under the provisions of Section l77 Finance Act, l995 or any other provision relating to the obtaining of tax clearance certificates which it did not subsequently obtain.


                       CORPORATION TAX

(86) Group Relief

     (a) No Group Company has claimed, surrendered or agreed to surrender any amount by way of group relief under the provisions of Section 107 and 120 of the Corporation Tax Act, 1976.

     (b) No Group Company is liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Sections 107 to
          Section 120 of the Corporation Tax Act, 1976.

(87) Disallowance of Trading Losses

     No change of ownership of any Group Company has taken place in circumstances such that Section 27 of the Corporation Tax Act, 1976 has or may be applied to deny relief for loss or losses claimed.

(87A)(a) No Group Company has paid remuneration to its directors in excess of such amount as will be deductible in computing the taxable profits of the Company; and

     (b) No Group Company has paid nor will pay remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to that Group Company to any of its present or former directors or employees which will not be deductible in computing the taxable profits of the Group Company.

(87B) No Group Company has, within the meaning of Chapter III of the Finance Act, 1987, received payment in respect of professional services from an accountable person.
      [withholding tax on professional fees]

(87C) No loan or advance or payment has been made or consideration given or transaction effected by any Group Company falling within Sections 98 or 99 of the Corporation Tax Act, 1976. [loans or write-off of loans to shareholders]

(87D) No Group Company has ever incurred any expense or paid any amount in consequence of which the Group Company has been or could be treated under Section 96 or
      Section 97 of the Corporation Tax Act, l976 as having made a distribution. [treatment of expenses as dividends]

(87E) The limitations on the meaning of "distribution" provided for by Section 84A of the Corporation Tax Act, l976 do not apply to any financial arrangement of any Group Company. [limitations on use of Section 84 finance]

(87F) No  Group Company is affected by the amendments to Part
      IX  of  the  Corporation  Tax Act,  1976  contained  in
      Section 21 of the Finance Act, 1989. [additional conditions in respect of Section 84 loans].

(87G) Section 42 of the Finance Act, l984 [treatment of dividends on certain preference shares] does not apply to any dividend paid by any Group Company in respect of preference shares.

(87H) No Group Company has made any claim for relief in respect of stock appreciation under Sections 3l and 31A of the Finance Act, 1975 or Section 26 of the Finance Act, 1976 or Section 49 of the Finance Act, 1984.

(87I) No Group Company has effected or entered into any act, transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 83, 84, 85 and 92 of the Income Tax Act, 1967. [treatment of premiums on rental income]

(87J) No Group Company has at any time:

      (a) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

      (b) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

      (c) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares, loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

(87K) No allowable loss which has arisen or which may hereafter arise on the disposal by any Group Company of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 138 [transactions in a group] or
      Section 139 [dividend stripping] of the Corporation Tax Act, 1976. [anti avoidance provisions]

(87L) On a sale of any machinery and plant at the value thereof shown in the Accounts of any Group Company no balancing charge will be incurred.

(87M) There has not been in respect of any accounting period any excess of distributable investment and estate income within the meaning of Section 100 of the Corporation Tax Act, 1976. [surcharge on investment income].

(87N) No Group Company has entered into transactions by virtue of which it will be chargeable under Case IV of Schedule D in accordance with Section 29 of the Finance Act, 1984. [taxation of income deemed to arise on sales of certain securities e.g. government/ semi-state stock]

(87O) The restrictions on the use of capital allowances for certain leased assets as set out in Section 40 of the Finance Act, 1984 do not have application to any transactions entered into by any Group Company [use of capital allowances against leasing income only].

(87P) The  provisions of Section 52 of the Finance Act,  1986 do  not apply to any expenditure incurred by any  Group
      Company. [capital allowances net of grant]

(87Q) No  circumstance exists in connection  with  any  Group
      Company which would lead to the withdrawal of relief for investment in research and development as provided for in Chapter III of the Finance Act, 1986.

(87R) The  provisions of Section 46 of the Finance Act,  1986 do  not  apply to any transaction entered into  by  any
      Group    Company.    [limited   partnerships:    relief
      restrictions]

(87S) No Group Company has entered into any transaction as a result of which it could be assessed to tax under Chapter VII of Part IV of the Income Tax Act, 1967 or
      Part IV of the Finance (Miscellaneous Provisions) Act, 1968 [profits from land development] or Section 35 of the Finance Act, 1965 [treatment of rental income as profits from land development].

(87T) No Group Company has received a notice under Section 39(B)5 of the Finance Act, 1980 as inserted by Section 30 of the Finance Act, 1987 requiring the Group Company to desist from an activity or revoking the certificate. [Custom House Docks Area]

(87U) The utilisation of losses incurred or charges paid by any Group Company is not restricted by Sections 10A, 16A or 116A of the Corporation Tax Act, 1976. [10% losses and charges against 10% profits]

(87V) No reduction or withdrawal of relief has occurred under
      Section  41(4) of the Finance Act, 1988.  [relief  from
      Corporation Tax in respect of certain dividends from a non-resident subsidiary]

(87W) No allowance in respect of capital expenditure is or may be restricted by virtue of Sections 43 to 52 inclusive of the Finance Act, 1988. [limitation on 100% write off]

(87X) Neither any Group Company nor any of its shareholders is affected by the restrictions on the Business Expansion Scheme relief which are contained in Section 9 of the Finance Act, 1989 or Sections 15, 16 and 17 of the Finance Act, 1991 . [additional conditions for relief].

(87Y) No Group Company has entered into or taken any steps the object of which is a transaction which comes or might come within Section 88 of the Finance Act, 1989. [schemes to avoid liability to tax under Schedule F]

(87Z) The goods produced by Ethos Medical Products Limited fall within the definition of goods regarded as manufactured contained in Section 39 of the Finance
      Act, 1980. [10% CT rate for certain activities].

(87AA)The tax benefit envisaged at the time of borrowing in respect of any loan under Section 84 of the Corporation Tax Act, 1976 will under present legislation remain undiminished until such loan has been repaid. [restriction on the benefit and availability of S84 loans].

(87AB)No Group Company owns nor has it ever owned an asset which constitutes a material interest in an off-shore fund which is or has at any time been a non qualifying off-shore fund within the terms of Chapter VII Part l Finance Act, 1990 [off-shore funds].

(87AC)Any machinery or plant provided for use for the purposes of the trade of any Group Company after l
      April, 1990 is used wholly and exclusively for the purposes of the trade of the Group Company. [SS 70 & 73
      Finance Act, 1990].

(87AD)No Group Company has been involved in any property investment scheme in respect of which the tax incentives on property investment are restricted by
      Section 24 of the Finance Act, 1991.

(87AE)The restrictions of capital allowances on holiday cottages do not apply to any Group Company (Section 25
      Finance Act 1992).

(87AF)No Group Company has paid dividends out of export sales relieved income or Shannon income to its executives
      (Sections 19 and 35 of the Finance Act, 1992).

(87AG)No Group Company has been nor is assessable to tax under Section 200 or Section 201 of the Income Tax Act,
      1967.

(87AH)No Group Company has made an election under Section 47
      Finance Act, 1983 not to account for Advance
      Corporation Tax on certain distributions.

(87AI)All trading losses and excess charges on income carried forward or utilised by Group Companies do not relate to activities which formed part of trades separate from that currently being carried on by those companies.

(87AJ)All Group Companies have traded continuously since
      1990.

(87AK)Alliance Investments Limited holds a 'qualifying patent' within the meaning of Section 34 of the Finance
      Act, 1973 and royalties received thereunder constitute
      'income from a qualifying patent' as defined in that section.

(87AL)All patent royalties received after 23 April 1996, but on or before the Completion Date, have been calculated on an arms-length basis.

(87AM)No royalty payments were received before the Completion Date by Allied Investments Limited from Ethos Medical Products Limited in respect of royalties accrued after 28 March 1996 [effective date of changes made in the Finance Act, 1996].

                 DIVIDENDS AND DISTRIBUTIONS

(88) Advance Corporation Tax ("ACT")

     (a) No Group Company has any outstanding liability to ACT under Chapter VII of Part I of the Finance Act,
          1983.

     (b)  No Group Company has made an election under Section
          44 of the Finance Act, 1983 (group dividends).

     (c)  No Group Company has made a surrender under Section
          45 of the Finance Act, 1983 (surrender of ACT).

     (d)  No  Group Company is affected by the provisions  of
          Section  46  of  the  Finance Act,  1983  (carrying
          forward of ACT where a change in ownership of company).

     (e)  No  Group Company is affected by the provisions  of
          Section 48 of the Finance Act, 1983 (application of
          ACT to interest on certain loans - transitional provisions re Section 84 loans).

(89) Acquisition of Own Shares

     No Group Company has acquired any of its own shares pursuant to the provisions of Chapter VIII of the Finance Act, 1991.

          COMPLIANCE WITH ADMINISTRATIVE PROCEDURES

(90) Interest on Overdue Taxation

     No  Group  Company is or has at any time since the  Last
     Accounting  Date been liable to pay interest on  overdue
     Taxation.

(91) Payments made under Deduction of Taxation

     (a) Each Group Company has duly complied with the requirements of Section 151 of the Corporation Tax Act, 1976 and with the requirements of all other provisions relating to the deduction and withholding of Taxation at source up to the date hereof and all such Taxation which has become due, has been paid.

     (b) No Group Company is liable to any claim in respect of Taxation due under Section 17 of the Finance
          Act, 1970 arising for payments to certain sub-contractors.

(92) Late Submission of Returns

     No claims to relief connected with any Group Company are subject to restriction by Section 55 of the Finance Act, 1992.

(93) Appeals

     There is no appeal by any Group Company pending against any assessment to Taxation.

(94) Taxation Accounts and Returns

     Each Group Company has and the Group has for each of the five accounting periods up to and including the accounting period ending on the Last Accounting Date, furnished the relevant tax authority with full and accurate particulars relating to its affairs and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of Taxation, and all such particulars have been correct in all material respects and on a proper basis and none are disputed by the relevant tax authority concerned, and there are no grounds or circumstances which might cause any such dispute and each Group Company has and the Group has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation. Each Group Company has and the Group has submitted and the relevant tax authority has where appropriate agreed computations of its taxable profits in respect of all periods up to and including the year ended on the Last Accounting Date.

(95) Mandatory Reporting Requirements

     Each Group Company has complied in all respects with the reporting requirements of Part VII of the Finance Act, 1992.

                    AVOIDANCE AND EVASION

(96) Taxation Evasion

     No  Group  Company has committed any  act  or  made  any
     omission which might constitute an offence under Section
     94   of   the   Finance  Act,  1983  (aiding,  abetting,
     assisting, etc. tax evasion).

(97) Tax Avoidance

     No Group Company has entered into or been a party to any scheme or arrangement designed partly or wholly for the purpose of avoiding Taxation. No Group Company has been involved in any "tax avoidance transaction" within the meaning of Section 86 of the Finance Act, 1989 and no provisions of that section apply to any Group Company in respect of any event (whether or not involving the Company) which took place before Completion or in respect of any series of events (whether or not such events or any of them involve any Group Company) taking place partly before Completion and partly after Completion.

 (98)     Transactions of Arm's Length

     No Group Company has acquired or disposed of any asset or entered into any transaction which was not a bargain at arm's length, ("Relevant Transaction") save for a Relevant Transaction(s) in respect of which all Taxation for which it was or is liable arising therefrom has been provided for in full, or where due for payment, will have been paid prior to Completion.

                      CAPITAL GAINS TAX

(99) Rollover Relief

     No Group Company has made any claim under Section 28 of the Capital Gains Tax Act, 1975 as respects the consideration for the disposal of its interest in any assets which are defined in the said Section 28 as the "old assets" or under Section 5 of the Capital Gains Tax (Amendment) Act, 1978 (compulsory purchase order relief).

(100)Transfers at Undervalue

     No Group Company has made any such transfers as is referred to in Section 35 of the Capital Gains Act, 1975 or received any asset by way of gift as mentioned in paragraph 18 of Schedule 4 Capital Gains Tax Act, 1975.

(100A)No Group Company has been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in
     Schedule 2 of the Capital Gains Tax Act, 1975 or Section 127 of the Corporation Tax Act, 1976 under which shares or debentures have been issued or any transfer of assets effected.

(100B)No Group Company has entered into any transaction which has, will or may give rise to a charge to tax under the provisions of the Capital Gains Tax Act, 1975 or the provisions of the Corporation Tax Act, 1976 relating to companies' capital gains or under the provisions of the Capital Acquisitions Tax Act, 1976.

(100C)No Group Company has any liability by virtue of the provisions of Section 56 of the Finance Act, 1983.
     [chargeable gains accruing on disposals by liquidators]

(100D)No Group Company has made any claim under Section 43 of the Capital Gains Tax Act, 1975 [unremittable profits made abroad] and no tax liability has been deferred under any other provision of the Capital Gains Tax Act, 1975 including Section 44 of the Capital Gains Tax Act, 1975. [e.g. instalment sales]

(100E)No Group Company has entered into any transactions to which Sections 129 to 137 (inclusive) of the Corporation Tax Act, 1976 Act or Sections 66, 67, 68, 69, 70 and 72 of the Finance Act, 1992 apply. [capital gains tax group relief].

(100F)There have been no claims under Section 12(4) of the Capital Gains Tax Act, 1975 made by any Group Company.
     [capital gains tax losses allowed where asset is of negligible value]

(100G)No Group Company has entered into or taken any steps the object of which is a transaction which comes within or might come within Section 87 of the Finance Act, 1989
     [creation of capital gains tax losses].

(100H)No Group Company holds nor has disposed of "new assets" under Section 65 of the Finance Act, 1992. [receipt of shares for transfer of trade: deferment of capital gains tax] .

                  STAMP DUTY / CAPITAL DUTY

(101)Mandatory Payment of Stamp Duty

     Each Group Company has duly complied with and has no liability under Section 1 of the Stamp Act, 1891 as substituted by the provisions of Section 94 of the Finance Act, 1991.

(102)Instruments Properly Stamped

     All instruments in the possession of or under the control of any Group Company which attract stamp duty have been properly stamped.

(103)Reliefs, Exemptions or Reductions

     No relief, exemption or reduction has been obtained by any Group Company from companies capital duty or stamp duty under Section 72 of the Finance Act, 1973
     (reconstruction or amalgamation) or from stamp duty under Section 19 of the Finance Act, 1952 (associated company relief) or Section 31 of the Finance Act, 1965 (relief from capital and stamp duty in certain cases) which:-

     (a)  has been forfeited, cancelled or withdrawn; or

     (b)  so   far  as  the  Warrantors  are  aware  may   be
          forfeited, cancelled or withdrawn in the future.

(104)Liability to Capital Duty and Stamp Duty

     All capital duty howsoever arising or payable including but not limited to any such arising or payable on any transaction referred to in Section 68(1) of the Finance Act, 1973 has been duly and promptly paid by the Group and there is no outstanding liability therefor or interest thereon.

(104A)All capital duty and/or stamp duty payable by any Group Company in respect of any of the transactions referred to in the following Sections of the Finance Act, 1973 has been duly and promptly paid by the Group Company so that there is no liability in respect thereof or any interest thereon:

     (a)  Section 63 [stamp duty on security documents];

     (b)  Section 64 [replacement of headings in Stamp Act,
          1891];

     (c)  Section 68 [capital duty]; and

     (d)  Sections 69 and 70 [stamp duty on certain Companies
          Registration Office statements].

(104B)All capital duty and/or stamp duty howsoever arising or payable has been duly and promptly paid by each Group
     Company and there is no outstanding liability therefor or interest thereon.

(104C)No Group Company has executed an instrument in respect of which fines could be imposed pursuant to Section 5 of the Stamp Act, 1891 as substituted by Section 97 of the Finance Act, 1991. [penalties for fraud and for negligence in the preparation of instruments etc.]

(104D)No Group Company is liable for any penalty imposed by
     Section 103 of the Finance Act, 1991. [surcharge for under valuations]

(104E)No Group Company nor its employees have done or omitted to do anything which could give rise to a liability on the Group Company for a fine, penalty, interest, charge or additional duty under the Stamp Act, 1891, as amended.

                       VALUE ADDED TAX

(105)Value Added Tax Compliance

     (a) Each Group Company is a registered and taxable person for the purposes of the Value Added Tax Act, 1972 and has complied in all material respects with such legislation (including the due payment of any sums due) and all regulations made or notices issued thereunder and has maintained and obtained full complete correct and up-to-date records, invoices and other documents (as the case may be).

     (b) No Group Company is or has been in arrears with its payments or returns (including where relevant monthly control statements and listings) or notifications under the Value Added Tax Act, 1972 or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation or any penal provisions contained therein.

     (c) Each Group Company has charged and accounted in a timely manner for value added tax at the appropriate rate in respect of all supplies of goods and services affected by the Value Added Tax Act, 1972.

(107)Membership of a Group for Value Added Tax

     No arrangement exists or has existed whereby pursuant to
     Section  8(8)  of  the Value Added  Tax  Act,  1972  and
     Regulation 5 of the Value Added Regulations 1979 (as amended) regarding membership of a group for value added tax purposes, the business activities of the Group or any Group Company are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by the Group or any Group Company. No notification has been received by Group Company from the Revenue Commissioners under
     Section 8(8) of the Value Added Tax Act, 1972 including especially a notification in the absence of a request from the taxable persons concerned.

(108)Security for Value Added Tax

     No Group Company has been required by appropriate fiscal authorities to give security under the value added tax legislation in Ireland or elsewhere.

(109)Deferment of Value Added Tax for small traders

     No Group Company has availed of the procedure in Section
     58 of the Finance Act, 1989 whereby a trader may account and make returns for value added tax purposes other than after each two monthly taxable period.

(110)Waiver of Exemption

     No Group Company has waived the exemption in respect of any exempted activity under Section 7 of the Value Added
     Tax Act, 1972.

(111)No Refunds Withheld

     No circumstances exist whereby a refund of value added tax due to any Group Company has been or may be deferred under the provisions of Section 20 (1A) of the Value
     Added Tax Act, 1972.

                  CAPITAL ACQUISITIONS TAX

(112)Liability of Shares

     Each  of  the  Vendors in respect  only  of  his  shares
     comprised in the Shares confirms that there is no unsatisfied liability to Capital Acquisitions Tax attached or attributable to his Sale Shares and none of such shares are subject to a charge in favour of the Revenue Commissioners.

                     Capital Acquisitions Tax

(112A)No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares.

(112B)No Group Company has entered into or taken any steps the object of which is a transaction which comes within
     Section 90 of the Finance Act, 1989 [arrangements reducing value of company's shares] .

                 PAYE/SOCIAL WELFARE LEVIES

(113)Deferment of PAYE

     (a) No Group Company has availed of the Income Tax (Employment) Regulations 1989 (S.I. 58/1989) whereby an employer may make remittances of PAYE deducted from his employees at longer intervals than the normal remittance basis.

     (b) Each Group Company is registered for the purposes of regulations made under Section 127 of the Income Tax Act, 1967 (PAYE regulations) and has complied at all times in all respects with such regulations and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof.

     (c) No Group Company is in arrears with its payments or returns required under regulations made under
          Section 127 of the Income Tax Act, 1967 (PAYE regulations) or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

(114)Wealth Tax

     No Group Company has any outstanding liability for wealth tax made under the Wealth Tax Act, 1975.

(115)Customs and Excise:

     Each Group Company has complied fully and accurately with all applicable requirements of Part II of the Finance Act, 1992 and other legislation, statutory instruments, regulations notices and practices on or connected with customs and/or excise.




                       FOURTH SCHEDULE
                       ---------------

                        The Property




Units 4, 5 and 6 Monksland Industrial Estate, Athlone, Co. Roscommon

Unit 4, Tallaght Business Centre, Tallaght, Dublin 24.



                       FIFTH SCHEDULE
                       --------------

                      Option Agreement




Between/



     (1)  KCI INTERNATIONAL, INC.

     (2)  PATRICK CONNOLLY

     (3)  KINETIC CONCEPTS, INC.






                PUT AND CALL OPTION AGREEMENT







                  L.K. Shields & Partners,
                         Solicitors,
                 39/40, Upper Mount Street,
                          Dublin 2.
                   (K130/DH/IH/optagr.doc)


THIS AGREEMENT is made on        day of               , 1997.


Between/

               KCI INTERNATIONAL, INC.
               having its principal place of business at 8023 Vantage Drive, San Antonio,
               Texas 78230-4726, USA
               (hereinafter called  "the Purchaser")

                                           Of the First Part
               and

               PATRICK CONNOLLY
               of Lissoy, The Pigeons, Athlone,
               Co. Westmeath, (hereinafter called
               "the Shareholder")
                                           Of the Second Part
               and

               KINETIC CONCEPTS, INC.
               having its principal place of business at 8023 Vantage Drive, San Antonio,
               Texas 78230-4726, USA
               (hereinafter called "KCI")
                                             Of the Third Part

WHEREAS
-------

A. The Purchaser and the Shareholder have entered into an Agreement for the sale and purchase of 80% of issued share capital of Ethos Medical Group Limited dated
                       ("the Share Purchase Agreement").

B. The Purchaser and the Shareholder have agreed to grant each other the respective options hereinafter described on the terms and conditions hereinafter contained.

C. KCI has entered into this Agreement solely for the purpose of Clauses 5.6 and 5.7 hereof.

NOW THIS AGREEMENT WITNESSETH :-

1.   INTERPRETATION

1.1  Definitions
     -----------

     All  words and expressions defined in the Share  Purchase
     Agreement shall, unless the context specifies or it is otherwise specified, have the same respective meanings herein.

          (a) "Call Option" the right granted pursuant to Clause 2.2.

          (b) "Call Option Period" the thirty day period commencing on either the first day after the Shareholder voluntarily leaves the employment of the Company or the first day after the third anniversary of the signing of the Employment Agreement with the Shareholder, whichever is the earlier.

          (c) "Completion" Completion of the purchase and sale of any of the Option Shares.

          (d) "Options" the rights granted and pursuant to Clause 2.1 and 2.2.

          (e) "Option Shares" the 90,183 Ordinary Shares of IR10p each fully paid in the Company owned by and registered in the name of the Shareholder together with all rights of any nature whatsoever attaching or thereafter attaching or accruing thereto free from encumbrances but not including this right to any dividends accrued or unpaid thereon together with any further shares, stock or other securities in the Company or in any other Company which are derived from the Option Shares or which are distributed by the Company in respect of the Option Shares and any shares, stock and other securities for the time being representing the same by reason of any alteration in the share capital of the Company or any amalgamation, re-organisation or reconstruction of the Company.

          (f)  "Option Value" The amount of IR pounds 560,000.

          (g) "Put Option" the right granted pursuant to Clause 2.1.

          (h) "Put Option Period" the period commencing on the first day after the date the Shareholder ceases to be employed by the Company and ending thirty days after the third anniversary of the signing of the Employment Agreement with the Shareholder, provided however, that the Put Option shall not be exercisable by the Shareholder during the one year period commencing on the date of the signing of the Employment Agreement and terminating on the first anniversary of that date subject to the provisions of Clause 5.4 hereof.

1.2  Further Definitions
     -------------------

          (a) Any reference to a document being "in the approved terms" shall mean that such document shall be in a form approved by each of the parties hereto and for the purpose of identification signed by or on behalf of the parties hereto on or prior to the date hereof.

          (b)    Any  reference  to  any  provision   of   any
          legislation shall include any modification, re-enactment or extension thereof.

          (c) Words such as "hereunder", "hereto", "hereof" and "herein" and other words commencing with the word "here" shall and if the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section or clause thereof.

          (d) Save as otherwise provided herein any reference to a section, clause, paragraph or sub-paragraph shall be a reference to a section, clause, paragraph or sub-paragraph (as the case maybe) of this Agreement and any reference in a clause to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.


1.3  Headings and Captions
     ---------------------

     The section headings and captions to the clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.


2.   OPTIONS

2.1  Put Option
     ----------

     In consideration of the sum of pounds 1 paid by the Shareholder to the Purchaser (receipt of which is acknowledged by the Purchaser) and in consideration of the grant of the Call
     Option, the Purchaser hereby grants to the Shareholder the right exerciseable at any time during the Put Option
     Period  to  require the Purchaser to purchase the  Option
     Shares for the Option Value upon the terms and subject to the conditions of this Agreement.

2.2  Call Option
     -----------

     In consideration of the sum of pounds 1 paid by the Purchaser to the Shareholder (receipt of which is acknowledged by the Shareholder) and in consideration of the grant of the
     Put   Option,  the  Shareholder  hereby  grants  to   the
     Purchaser the right exerciseable at any time during the Call Option Period to purchase the Option Shares for the Option Value upon the terms and subject to the conditions of the Agreement.

2.3  All of the Option Shares
     ------------------------

     The Options shall be exerciseable only in respect of all of the Option Shares.

2.4  Timing of Exercise
     ------------------

     The  Call  Option shall be exerciseable only if  the  Put
     Option has not been exercised and vice versa.

2.5  Method of Exercise
     ------------------

     The Options shall be exercised by notice in writing served by the party exercising the Put Option, or as the case may be the Call Option, on the party on whom the said notice may be served in accordance with the terms hereof.


3.   COMPLETION

3.1  Timing of Completion
     --------------------

     The parties shall be bound to complete the sale and purchase of the Option Shares no later than 14 Business Days after the service of the said notice (or on the next succeeding business day if Completion would otherwise fall on a day which is not a Business Day).

3.2  Venue
     -----

     Completion of the sale and purchase shall take place at the offices of the Company or at such other place as the parties shall agree not later than 3 pm on the relevant day.

3.3  Documents to be exchanged
     -------------------------

     At Completion the Shareholder shall transfer the Option Shares as beneficial owner of the Option Shares and shall deliver to the Purchaser duly executed transfers of the Option Shares accompanied by the relevant Share Certificate (or an appropriate indemnity in respect of lost of missing Share Certificates) and the Purchaser shall pay to the Shareholder a sum representing the Option Value of the Option Shares without any set off or withholding (other than any withholding which they may be obliged to make as a matter of law).

3.4  No Warranties
     -------------

     The Option Shares transferred to the Purchaser by the Shareholder on exercise of either of the Options shall be transferred free from all liens, charges and encumbrances and with all rights attaching thereto, but save as aforesaid, the Shareholder shall not be required to give any warranties or indemnities in connection with the sale or transfer of the Option Shares on exercise of either of the Options.


3.5  Competition Covenants
     ---------------------

     As a further consideration for the Purchaser entering into this Agreement the Shareholder hereby covenants with the Purchaser as follows:

     (a) that he will not for a period commencing on the date hereof and terminating one year from Completion either as principal, partner, agent or otherwise howsoever whether directly or indirectly carry on or help or assist in carrying on within Ireland, or any other country where in the one year preceding Completion the Companies has sold products, in any businesses which competes, directly or indirectly with the Business;

     (b) that he will not during the like period within the like area either as principal, partner, agent or otherwise howsoever directly or indirectly be engaged concerned or interested in carrying on the said businesses or any of them;

     (c) that he will not at any time hereafter make use of or disclose for his own benefit or for or to or on behalf of any other person, firm, company or corporation any Confidential Information which he now possesses appertaining to the business or affairs of the Companies or of any clients, customers or other persons having dealings with the Companies save that this obligation shall not apply to any confidential information which is already in the public domain or which subsequently enters the public domain through no fault or default of Patrick Connolly or to any information which he subsequently receives from a third party who is not in breach of any obligations of confidentiality;

     (d) that he will not for the like period either on his own behalf or on behalf of any person, firm, company or corporation, competing or endeavouring to compete with the Companies directly or indirectly solicit or endeavour to solicit or obtain the custom of any person, firm, company or corporation that is at Completion a customer of the Companies or which at any time in the two years preceding Completion has been a customer of the Companies;

     (e) that he will not for the like period either on his own behalf or on behalf of such persons as aforesaid directly or indirectly solicit or endeavour to solicit or obtain the services of any person employed by the Companies or use his knowledge or influence over any such customer or employee or any person, firm, company or corporation known to him as contracting with or having dealings with the Companies to or for his own benefit or that of any other person, firm, company or corporation in competition with the Companies;

     (f) the benefit of each and every of the covenants set out in paragraphs (a) to (e) shall be deemed to be separate and severable and enforceable by the Companies and/or the Purchaser accordingly. In the event of any covenant contained in this Clause being held unreasonable by reason of the area, duration, type or scope of restriction contained therein the said covenant shall be given effect to in its reduced form as may be decided by any Court or competent jurisdiction;

     (g) The Shareholder hereby acknowledges that all of the restrictions herein contained are reasonable and valid and hereby waives any and all defences to the strict enforcement thereof by the Purchaser and/or the Companies.

4.   FAILURE TO COMPLETE

4.1  Power of Attorney
     -----------------

     Notwithstanding anything herein contained, if Completion of the sale of the Option Shares has not taken place by the 14th Business Day after the date of exercise of the first of the Options to be exercised, then without prejudice to any other remedy which the Purchaser may have against the Shareholder, the Purchaser shall have the right upon payment of the Option Value in respect of the Option Shares to the credit of the Shareholder in any bank in the County of Westmeath or to the solicitor for the Shareholder, to complete the transaction as aforesaid and the Shareholder irrevocably constitutes and appoints the Purchaser as his true and lawful attorney to complete the transaction and execute any and every document in that behalf.

4.2  Interest
     ---------

     In the event that the Purchaser fails to pay the Option Value in respect of the Option Shares to the Shareholder at Completion, the amount due and owing to the Shareholder by the Purchaser shall bear interest at the rate of 20% per annum.

5.   MISCELLANEOUS

5.1  Share Certificate
     -----------------

     The Share Certificate of the Shareholder in respect of the Option Shares shall be endorsed or enfaced as and from the date hereof with the following:-

          "This  Share  Certificate is issued subject  to  the
          terms  and  conditions  of an  Agreement  dated  the
          day   of   April,   1997  and   made   between   KCI
          International, Inc. and Patrick Connolly."

5.2  Non-Assignability
     -----------------

     This Agreement shall be binding upon and enure to the benefit of each party's personal representatives and successors. Nothing in this Agreement shall prevent the Purchaser assigning the benefit of this Agreement to any other party and the consent of the Shareholder to such assignment shall not be necessary. The Shareholder shall be entitled to assign the benefit of this Agreement to any other party with the consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

5.3  Notices
     --------

     Any notice required to be given by any of the parties under this Agreement may be sent by post or delivered by hand to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause. Communication sent by post shall be deemed to have been received forty eight hours after posting in proving that communication was contained in an envelope which was duly addressed and posted in accordance with this clause. Communication sent by hand shall be deemed to have been received when delivered.

5.4  Liquidation of Company
     ----------------------

     Nothing in this Option Agreement shall prevent the shareholders of the Company winding up the Company and it shall not be a breach of this Agreement to wind up the Company. So however that if the Company shall enter into liquidation whether compulsorily or voluntary the Shareholder shall be deemed to have, immediately before the entry into liquidation, to have exercised the Put Option notwithstanding that the one year period commencing on the date of the signing the Employment
     Agreement and termination on the first anniversary of that date has not elapsed.

5.5  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

5.6  Obligation of KCI
     -----------------

     (a) KCI hereby covenants to guarantee the performance by the Purchaser of its obligations pursuant to the terms of this Agreement.

     (b) The liability of KCI hereunder shall be discharged or diminished by

          (i) any time or indulgence or waiver given to or composition made with the Purchaser by the Shareholder;

          (ii) any amendment, variation or modification to or replacement of this Agreement;

          (iii)the non-enforcement of any rights, remedies or securities against the Purchaser or the release of the Purchaser in respect of same.

5.7  Jurisdiction
     ------------

     This Agreement shall be governed by and construed in all respects in accordance with Irish law and the parties agree to submit to the non-exclusive jurisdiction of the courts of Ireland and the address for service in the State of KCI shall be the registered office for the time being of Ethos Medical Group Limited.

IN WITNESS whereof these presents have been entered into the day and year first herein written.




PRESENT when the
Common Seal of
KCI INTERNATIONAL, INC.
-----------------------
was affixed hereto :






SIGNED SEALED AND DELIVERED
by PATRICK CONNOLLY
   ----------------
in the presence of :





PRESENT when the
Common Seal of
KINETIC CONCEPTS, INC.
----------------------
was affixed hereto :




                        SIXTH SCHEDULE
                        --------------

                        Escrow Account


(a)  The Retention shall on Completion be paid into the Escrow
     Account. The Retention Account shall be held by the Purchaser's Solicitors and the Warrantors' Solicitors on the terms of this Sixth Schedule.

(b) The Escrow Account will be opened in the name of the Purchaser's Solicitors and the Warrantors' Solicitors with Bank of Ireland, College Green Branch forthwith upon Completion and Bank of Ireland will be instructed to
     invest the said deposit [          ].  Bank of Ireland
     shall also be instructed at the end of each 90 day period during which the Escrow Account is opened to remit to the Warrantors' Solicitors a draft for the amount of interest accrued on the Escrow Account during that period which funds shall then be distributed amongst the Warrantors and the IDA/Forbairt by the Warrantors' Solicitors in proportion to the respective amounts of the Retention initially deposited by them and the payment of such draft by Bank of Ireland shall be sufficient to discharge any obligations of the Purchaser.

(c) If any claim shall arise under this Agreement, the Warranties and/or the Tax Deed against which the Retention may be applied, the Purchaser shall deliver to the Warrantors, prior to the first anniversary of Completion, notice of reasonable particulars of such claim together with a bona fide statement of the Purchaser's best estimate of the amount claimed (and thereafter the Purchaser shall deliver to the Warrantors such other significant details of the claim as and when they become available) and thereupon:-


     (i) if the claim is not disputed by the Warrantors within 14 days of the date of such notice, the Purchaser shall give notice to the Purchaser's
          Solicitors and the Warrantors' Solicitors of the amount claimed; or

     (ii) if the claim is disputed by the Warrantors within the 14 day period, the Purchaser and the Warrantors shall make reasonable efforts to resolve the dispute and agree the amount of the claim, if any, and if the dispute is resolved within 45 days the Purchaser and the Warrantors shall give notice to the Purchaser's Solicitors and the Warrantors' Solicitors of the amount of the claim (if any) as agreed; or

     (iii)if the claim is disputed by the Warrantors and the Purchaser and the Warrantors cannot resolve the dispute and agree the amount of the claim in accordance with (ii) above then the matter shall be referred to arbitration to an arbitrator appointed by agreement between the Purchaser and the Warrantors and in default of agreement, on the request of either of the Purchaser or one of the Warrantors, by the President for the time being of the Law Society of Ireland, the decision of such arbitrator shall be final and binding. Each party shall bear its own costs in connection with the reference to arbitration. The Purchaser shall bear the costs of the arbitrator up to a maximum of IR 5,000 and any costs of the arbitrator in excess of IR pounds 5,000 shall be borne by the unsuccessful party. Forthwith upon determination of the dispute by the arbitrator, the Purchaser and the Warrantors shall give notice to the Purchaser's Solicitors and the Warrantors' Solicitors of the amount of the claim
          (if any) as determined by such arbitrator.

     and upon such notice being given to the Purchaser's Solicitors and the Warrantors' Solicitors the amount of such claim (or if the amount of the claim exceeds the amount of the Retention in the Escrow Account, the amount of the Retention in the Escrow Account) shall be deducted and paid out of the Escrow Account to the Purchaser.

(d) The amount of the Retention in the Escrow Account remaining after making any deductions under paragraph (c) above shall become payable and shall be forthwith paid by way of bank draft to the Warrantors' Solicitors to be distributed amongst the Warrantors and the IDA/Forbairt by the Warrantors' Solicitors (in proportion to the respective amounts of the Retention initially deposited by them and the payment of such draft by Bank of Ireland shall be sufficient to discharge any obligations of the Purchaser) on such date as is the first anniversary of the execution of this Agreement PROVIDED ALWAYS that if prior to the first anniversary the Purchaser has served notice or notices of reasonable particulars of a claim or claims on the Warrantors in accordance with paragraph (c) above, which have not yet been settled or resolved or arbitrated upon in accordance with paragraph (c) above, then only the amount of the Retention in the Escrow Account in excess of the amount estimated in respect of those particular claims may be paid to the Warrantors' Solicitors for distribution to the Warrantors and the IDA/Forbairt and the amount of the Retention in the Escrow Account estimated in respect of those particular claims shall continue to be held in the Escrow Account by the Purchaser's Solicitors and the Warrantors' Solicitors in accordance with paragraph (e) below.

(e) If a claim under this Agreement, the Warranties and/or the Tax Deed which has been delivered to the Warrantors prior to the first anniversary of Completion, has not been settled or resolved in accordance with paragraph (c) or if an arbitrator has not been appointed by agreement or by the President for the time being of the Law Society of Ireland, on the expiry of 90 days after the first anniversary of Completion, then the amount of the Retention being held in the Escrow Account in respect of that claim in accordance with (d) above shall become payable and shall be forthwith paid by way of bank draft to the Warrantors' Solicitors to be distributed amongst the Warrantors and the IDA/Forbairt by the Warrantors' solicitors (in proportion to the respective amounts of the Retention initially deposited by them and the payment of such draft by Bank of Ireland shall be sufficient to discharge any obligations of the Purchaser) unless on or before that date the Purchaser has served upon the Warrantors an opinion of counsel confirming that the claim in question would, on the balance of probabilities, be likely to succeed and giving a best estimate of the amount of the claim and the costs and expenses associated therewith whereupon the amount of the Retention attributable to such claim shall continue to be held in the Escrow Account by the Purchaser's Solicitors and the Warrantors' Solicitors until such claim is determined.

(ea) If ultimately the Purchaser does not have to resort to some or all of the amount of the Retention being held in the Escrow Account after the first anniversary of Completion in respect of a particular claim ("the Excess") the Purchaser shall deposit in the Escrow Account such sum as is equal to the interest which the Excess earned between the date the counsel's opinion referred to above was served on the Warrantors and the date on which the Excess may be paid out to the Warrantors' Solicitors for distribution to the Warrantors and IDA/Forbairt.

(f) After the first anniversary of Completion, forthwith upon resolution of all claims, pursuant to the terms outlined in this Sixth Schedule and after all deductions have been made in accordance with paragraph (c) hereof, the amount of the Retention remaining in the Escrow Account shall be released into the sole name of the Warrantors' Solicitors to be distributed by them amongst the Warrantors and the IDA/Forbairt in proportion to the respective amounts of the Retention initially deposited by them and such release into the sole name of the Warrantors' Solicitors shall be sufficient discharge of the Purchaser.

(g) The Escrow Account is without prejudice to and not in limitation of any obligations of the Vendors to the Purchaser under this Agreement or the Warranties or the Tax Deed.

(h) The Warrantors and the Purchaser shall, as and when necessary, give instructions to the Warrantors'
     Solicitors and the Purchaser's Solicitors respectively to procure compliance with the terms of this Sixth Schedule.

(i) The Purchaser and the Warrantors may upon giving notice to the Warrantors as provided in (c) and (d) instructs the Purchaser's Solicitors and the Warrantors' Solicitors to apply the Escrow Account against any amount due to the Purchaser under or by reason of any breach or any liability arising under the terms of this Agreement, the Warranties and/or the Tax Deed and any amount so applied shall pro tanto satisfy the liability concerned. The Purchaser's Solicitors and the Warrantors' Solicitors shall act on such instructions from the Purchaser and the Warrantors save

     (i)  where paragraph (c)(i) applies and

     (ii) where notwithstanding that the Purchaser and the Warrantors have resolved any dispute about the claim in accordance with paragraph (c)(ii) or notwithstanding that an arbitrator has determined the amount of any claim in accordance with paragraph c(iii) the Warrantors or either of them neglect or refuse to give the necessary instruction in which circumstances the Purchaser's Solicitors and the Warrantors' Solicitors shall be entitled to act on the instruction of the Purchaser acting alone.

 (j) The Purchaser's Solicitors and the Warrantors' Solicitors may act in reliance upon any instrument or signature believed by it in good faith to be genuine and to be signed or presented by the proper person and will not be liable in connection with the performance of its duties pursuant to the provisions of this Agreement. The Warrantors and the Purchasers hereby agree to indemnify the Purchaser's Solicitors and the Warrantors' Solicitors for and to hold them harmless against any loss, liability or expense including reasonable fees and expenses incurred (without gross negligence or wilful misconduct on the part of the Purchaser's Solicitors and the Warrantors' Solicitors) arising out of or in connection with the Purchaser's Solicitors and the Warrantors' Solicitors performing its functions pursuant to this Agreement.

(k) All bank charges in relation to the operation of the Escrow Account shall be discharged by the Purchaser.



SIGNED by                     )
PATRICK CONNOLLY              )    PATRICK CONNOLLY
in the presence of:-          )

Eugene Fanning

SIGNED by                     )
MARTIN MURRAY                 )    MARTIN MURRAY
in the presence of:-          )



SIGNED by                     )
on behalf of INDUSTRIAL
DEVELOPMENT AUTHORITY /       )    BRENDAN DONNELLY
FORBAIRT                      )
in the presence of:-          )



SIGNED by                     )    BARRY SKINNER
ADRIAN LENEHAN                )    For and on behalf of Adrian
in the presence of:-          )    Lenehan as his duly
Eugene Fanning                )    appointed attorney




SIGNED by                     )    BARRY SKINNER
WILLIAM GLEESON               )    For and on behalf of
in the presence of:-          )    William Gleeson
Eugene Fanning                )    as his duly appointed
                              )    attorney




SIGNED by                     )    BARRY SKINNER
THOMAS CROWLEY                )    For and on behalf of Thomas
in the presence of:-          )    Crowley as his duly
Eugene Fanning                )    appointed attorney





SIGNED by                     )    BARRY SKINNER
BILLY NORTON                  )    For and on behalf of Billy
in the presence of:-          )    Norton as his duly
Eugene Fanning                )    appointed attorney




SIGNED by                               )
on behalf of KCI INTERNATIONAL, INC.    )    FRANK DI LAZZARO
in the presence of:- Dennis E. Noll     )